SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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CACI INTERNATIONAL INC
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October 3, 2019

Dear Fellow Shareholder:

I cordially invite you to attend our 2019 Annual Meeting of Shareholders on November 14, 2019, at 9:30 a.m., local time. The meeting will be held at the Sheraton Tysons Hotel, 8661 Leesburg Pike, Tysons, VA 22182.

The scheduled matters to be considered and acted on at the meeting are: the election of directors; a non-binding advisory vote to approve our named executive officers’ compensation; amendment of the Company’s 2002 Employee Stock Purchase Plan to authorize an additional 250,000 shares for purchase; and ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2020. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

As a shareholder, your vote is important. I encourage you to execute and return your proxy promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

Thank you for your cooperation and continued support and interest in CACI International Inc.

Sincerely,

J.P. LONDON Chairman of the Board and Executive Chairman

IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the form of proxy (you can vote via the Internet, by phone, or by using the return envelope if you received a physical copy) to ensure that your vote will be counted. You may vote in person if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

Notice of 2019 Annual Meeting of Shareholders

Location:	Sheraton Tysons Hotel, 8661 Leesburg Pike, Tysons, VA 22182

Date and Time:	Thursday, November 14, 2019, 9:30 a.m., local time

Items of Business:	(1)	Election of ten nominees named in our proxy statement to our Board of Directors to hold office until the 2020 Annual Meeting or until their respective successors have been elected and qualified;

	(2)	To approve on a non-binding, advisory basis the compensation of our named executive officers;
	(3)	To approve an amendment of the Company’s 2002 Employee Stock Purchase Plan to authorize an additional 250,000 shares for purchase;

	(4)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2020; and

	(5)	To transact such other business as may otherwise properly come before the Annual Meeting or any adjournment thereof.

Record Date:	Shareholders of record as of September 18, 2019 are entitled to vote at the 2019 Annual Meeting of Shareholders.

Attendance:	All shareholders are invited to attend. If you wish to attend the meeting in person, please review the instructions provided under “Attending the Annual Meeting” on page 64 of our proxy statement.

Voting:

We encourage all shareholders to vote on the matters described in our proxy statement by Internet, phone or by using the return envelope if you received a physical copy. For additional instructions on voting your shares, please refer to the instructions under “Annual Meeting Information” on page 62 of our proxy statement. Our proxy statement and annual report are also available at http://investor.caci.com/annual_meeting_materials/Index?keyGenPage=1073752900.

1100 N. Glebe Road	By Order of the Board of Directors
Arlington, VA 22201 (703) 841-7800 www.caci.com
J. WILLIAM KOEGEL, JR. Secretary October 3, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON NOVEMBER 14, 2019. Proxy materials are first being made available or mailed to our shareholders on or about October 3, 2019.

PROXY SUMMARY

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CACI International Inc (the “Company,” “CACI” or sometimes referred to as “we,” “us,” or “our”) to be used at the Company’s Annual Meeting of Shareholders to be held on November 14, 2019 (the “Annual Meeting”).

The summary below highlights the information contained elsewhere in this proxy statement. The summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting

The Annual Meeting will be held on November 14, 2019, at 9:30 a.m., local time, at the Sheraton Tysons Hotel, 8661 Leesburg Pike, Tysons, VA 22182.

Questions about the Annual Meeting

We encourage you to review “Annual Meeting Information” beginning on page 62 of this proxy statement for answers to common questions on the rules and procedures surrounding the Annual Meeting and the business to be conducted at the Annual Meeting.

Meeting Agenda

	Board Recommendation	Vote Requirement	Page
Election of Directors	FOR each nominee	Majority of Votes Cast	56
Advisory Vote on Executive Compensation	FOR	Majority of Votes Cast	57
Amendment of the Employee Stock Purchase Plan	FOR	Majority of Votes Cast	58
Ratification of Ernst & Young LLP	FOR	Majority of Votes Cast	61

Board Nominees

The following table provides summary information about each director nominee as of September 18, 2019. The Board and the Corporate Governance and Nominating Committee believe that each of our directors brings a strong and

PROXY SUMMARY

unique background and set of skills to the Board, giving the Board the competence and experience necessary to fulfill its oversight role and to evaluate and advise management with respect to a wide variety of matters.

Nominee	Age	Director Since	Independent	Board Committees
Michael A. Daniels Former Chairman and Chief Executive Officer, Mobile 365, Inc.	73	2013	✓	C, CG, CE*, E, IR, SA, SRA
William L. Jews Former President and Chief Executive Officer of CareFirst, Inc.	67	2013	✓	A, C, CE, IR, SA
Gregory G. Johnson Admiral, U.S. Navy (Ret.); Founder, Snow Ridge Associates	73	2006	✓	C, CE, E, SA*, SRA
J.P. London Executive Chairman and Chairman of the Board, CACI International Inc	82	1981		CE, E*, IR, SA, SRA
John S. Mengucci President and Chief Executive Officer, CACI International Inc	57	2019		E
James L. Pavitt President, JLP Associates, LLC	73	2008	✓	A, C, CE, SA, SRA*
Warren R. Phillips Former CFO, Albanian-Macedonia-Bulgarian Oil Pipeline Corp.	78	1974	✓	A*, CG*, E, SA, SRA
Debora A. Plunkett Former Director, Information Assurance Directorate, National Security Agency	59	2018	✓	A, CE, IR, SA, SRA
Charles P. Revoile Independent Legal and Business Consultant	85	1993	✓	A, C*, CG, E, IR
William S. Wallace General, US Army (Ret.); Former Commander, Fifth U.S. Corps.	72	2009	✓	A, CE, IR*, SA, SRA
A Audit C Compensation CE Culture, Character, Integrity & Ethics	CG Corporate Governance and Nominating E Executive IR Investor Relations	SA Strategic Assessment SRA Security and Risk Assessment * Chair

PROXY SUMMARY

Corporate Governance Practices

We are committed to high standards of corporate governance and have a robust corporate governance program intended to promote the long-term success of our Company. Some highlights of our corporate governance practices are listed below.

Practice	Description	Page
Independence	Board is 80% independent and the Audit, Compensation and Corporate Governance and Nominating Committees are 100% independent.	17
Lead Independent Director	Dr. Phillips was elected to serve as the lead independent director to provide independent oversight of management.	13
Overboarding Policy	Our Corporate Governance Guidelines limit directors’ affiliations to help them dedicate the requisite time and attention to the Board.	5
Board Self-Evaluations	Our Board regularly evaluates its performance through self-evaluations, corporate governance reviews and periodic charter reviews.	17
Annual Election of Directors	All directors are elected annually, which reinforces our Board’s accountability to shareholders.	7
Majority Voting	Directors are elected under a “majority voting” standard.	64
Action by Written Consent	Shareholders may act by written consent.	(1)
Annual “Say-on-Pay”	Our shareholders provide non-binding approval of our named executive officers’ compensation on an annual basis.	57
Stock Ownership Guidelines	We require our executive officers and directors to hold a substantial amount of our stock to better align their interests with those of our shareholders.	40&52
“Clawback” Policy	We maintain a recoupment policy so that we can pursue “excess” compensation awarded to our executive officers.	41
(1)	See our By-laws located on our website under “Corporate Governance” at www.caci.com.

Executive Compensation

The Compensation Committee believes our executive compensation program should encourage and reward behaviors that build a foundation for our long-term performance and success while also supporting the achievement of annual objectives. Our performance assessment framework and executive compensation program are designed to reward such performance by linking our executives’ compensation to the achievement of both long- and short-term goals. Below is a summary of the principal components of our named executive officers’ target total direct compensation for fiscal year

PROXY SUMMARY

2019. For additional information please review “Compensation Discussion and Analysis” on page 22 of this proxy statement.

Name	Base Salary ($)	Annual Incentive Target ($)	Long-Term Incentive Target(1) (Equity) ($)
J.P. London	680,000	850,000	1,575,000
Kenneth Asbury	965,000	1,450,000	3,765,000
John S. Mengucci	660,000	975,000	1,575,000
Thomas A. Mutryn	555,000	540,000	1,100,000
DeEtte Gray	570,000	680,000	1,000,000
(1)

In order for the executive officers to receive the target number of shares granted, we must first attain a minimum one-year EPS threshold, after which shares are earned subject to a three-year performance period with the number of shares earned each year based on the growth or decline from the average stock price over the 90 calendar days immediately preceding the grant to the average stock price over the 90 calendar days immediately preceding the first, second and third anniversaries of the grant date. Once fully earned the shares vest equally on the third and fourth anniversaries of the grant date.

Board of directors and Executive Officers

Board of Directors

Director Nomination Procedures

The Corporate Governance and Nominating Committee is responsible for reviewing potential Board nominees to determine whether they have the requisite qualifications, expertise and other characteristics for service on the Board and its committees and recommending qualified candidates to the Board for consideration at the Annual Meeting. In fulfillment of these responsibilities, the Corporate Governance and Nominating Committee considers the overall composition of the Board to determine whether the Board has a broad range of business experience, expertise, skills, perspectives, tenure and diversity, including gender, race and ethnicity, that allow the Board to draw upon many individual perspectives as the Board oversees, evaluates and advises management with respect to a wide variety of matters.

The Corporate Governance and Nominating Committee evaluates candidates recommended by Board members, management, shareholders or consultants utilizing the following standards:

•	Demonstrated judgment, intelligence and character;
•	Record of substantial business experience relevant to the Company;
•	Ability to represent the interests of our shareholders;
•	Understanding of executive leadership, marketing, finance and corporate strategy;
•	Ability to dedicate sufficient time, energy and attention to the performance of their duties; and
•	Contribution to the range of talent, skill, expertise and individual characteristics of the Board.

Any shareholder who wishes to formally nominate a person for election as a director must comply with the advance notice provisions of the Company’s By-laws which are described in this proxy statement under “Annual Meeting Information” on page 62.

Board Composition

In order to determine the appropriate mix of professional experiences, expertise and backgrounds for the Board, the Corporate Governance and Nominating Committee and the Board discuss the Board’s composition during the year, and while the Board does not have a formal diversity policy, the Corporate Governance Guidelines provide that the Board should be large enough to reflect a substantial diversity of perspectives, background and experiences and that the Board should consider the scope of diversity, inclusive of gender, race and ethnicity, represented on the Board.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Qualifications, Attributes, Skills and Experience

The Board and the Corporate Governance and Nominating Committee believe that our directors bring strong and unique backgrounds, skills and perspective to the Board. As a whole, they believe the Board contains the qualifications, attributes, skills and experience necessary for the Board to fulfill its oversight role and evaluate and advise management with respect to a wide variety of matters. The following table summarizes certain key characteristics of our business and the associated qualifications, attributes, skills and experience that the Board believes is represented on our Board.

Qualifications	Business Characteristics
Strong Personal and Professional Ethics, Integrity and Values	We are committed to maintaining the highest level of integrity and ethics in our dealings with our employees, customers, suppliers, shareholders and the public.
Government Services and Information Technology Experience

We generate approximately 95% of our revenues from the federal government, and service in government or in senior military positions provides perspective into working constructively with our core customers.

Policymaking Experience in Business, Government, Education or Technology	We operate in a complex business environment and senior leaders bring experience in analyzing, shaping and overseeing the execution of important operation and policy issues.
Public Company Board Experience

We are a public company and experience on other public company boards provides insights into board operations, the relationship between the Board, Chairman and CEO and the Board’s oversight responsibilities.

Financial Expertise	Our business involves complex financial transactions and the Board advises and oversees our capital structure, financing and investment activities, financial reporting and internal controls.
Risk Oversight/Management Experience

We face security risks and operational risks that could materially affect our business, and experience understanding and overseeing various risks helps us to develop and implement appropriate policies and procedures designed to manage such risk.

Board Tenure

We believe that Board tenure diversity is important and careful consideration is made to achieve the appropriate balance of experience and fresh perspective. Our Board’s composition allows us to benefit both from the deep Company and industry knowledge of our longer-serving directors and the fresh perspectives brought by our newer directors. The following table outlines the various levels of tenure of the director nominees:

Tenure on Board	Number of Director Nominees
More than 10 years	5
5 – 10 years	3
Less than 5 years	2

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

2019 Nominees for Director

Each of our directors is elected by our shareholders on an annual basis to serve until the next annual meeting and until their respective successors are elected. The Board, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated the following ten individuals, each of whom is a current director, for election at the Annual Meeting.

Michael A. Daniels, 73 Director since: 2013 Independent	Mr. Daniels brings to the Board extensive executive experience in the technology industry and experience serving as a director of public companies, including software and technology companies.

Mr. Daniels served as Chairman of the Board of Mobile 365, Inc. from May 2005 to November 2006 and served as its Chief Executive Officer from December 2005 to August 2006. Sybase acquired Mobile 365, Inc. in November 2006. Mr. Daniels was a director of Sybase (NYSE), a publicly-traded global enterprise software and services company, from 2007 until its acquisition by SAP in 2010. From December 1986 to May 2004, Mr. Daniels served in a number of senior executive positions at Science Applications International Corporation (SAIC), a publicly-traded scientific, technical, and professional services firm, including Sector Vice President from February 1994 to May 2004. Mr. Daniels served as Chairman and Chief Executive Officer of Network Solutions, Inc. (NASDAQ), an internet company, from March 1995 to June 2000 when Verisign purchased Network Solutions. From 2000 to 2001, Mr. Daniels served as a member of the Board of Directors of Verisign (NASDAQ). From 1997 to 2003, Mr. Daniels served on the Board of Directors of Telcordia Technologies. From 2007 to 2008, Mr. Daniels served on the Board of Directors of Luna Innovation. From 2007 to 2013, Mr. Daniels served as Chairman of GlobalLogic. Mr. Daniels currently serves as Chairman of Two Six Labs.  He is also on the Board of Directors of Blackberry (NYSE) and Mercury Systems, Inc. (NASDAQ).

William L. Jews, 67 Director since: 2013 Independent

Mr. Jews is a senior business and healthcare executive with over 25 years’ experience leading organizational growth, completing successful mergers and acquisitions, achieving profit goals, and delivering superior customer service.

Mr. Jews served as Lead Independent Director and subsequently Chairman of The Ryland Group. Upon merger with Standard Pacific which created the CalAtlantic Group, Mr. Jews served as Lead Director until the merger of CalAtlantic and Lennar Homes. Mr. Jews served as President and Chief Executive Officer of CareFirst, Inc. from January 1998 to December 2006. Previously, he served as President and Chief Executive Officer of CareFirst of Maryland, Inc., Group Hospitalization and Medical Services, Inc. and served as Chief Executive Officer of Blue Cross Blue Shield of Delaware. He was formerly President and Chief Executive Officer of Blue Cross Blue Shield of Maryland, Inc., from April 1993 until January 1998. Mr. Jews is a director of Choice Hotels International, Inc. In the past five years, Mr. Jews has also served as a director of the Ryland Group, Inc. and the CalAtlantic Group, Inc.

Gregory G. Johnson, 73 Director since: 2006 Independent

As the former Commander, U.S. Naval Forces Europe and Africa, and Commander in Chief, Allied (NATO) Forces Southern Europe, Admiral Johnson (Retired) brings to the Board valuable insights into the Department of Defense, intelligence and international communities.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Since retiring from the U.S. Navy in 2004, Admiral Johnson founded Snow Ridge Associates, a provider of strategic advice and counsel. During his 36-year naval career, Admiral Johnson rose through the ranks to Four-Star Admiral.  He commanded at every level. He was most recently responsible for naval operations throughout the 91 nations and adjacent seas of the European and African Areas of Responsibility.  He developed substantive policy-level relationships with many of those nations, particularly those with maritime equities. Admiral Johnson’s NATO duties included operational-level command of the peace support operations in Bosnia-Herzegovina and Kosovo, as well as NATO missions in Macedonia, Albania, and other Southeastern European nations. Admiral Johnson oversaw the successful implementation of NATO’s Operation Active Endeavor (Mediterranean maritime intercept operations), assumed command of the NATO Response Force at the Istanbul Summit in June 2004, oversaw NATO’s contributions to the Hellenic Republic of Greece’s security efforts during the 2004 Olympics, and was responsible for the establishment of NATO’s training support mission in Iraq. During his naval career, Admiral Johnson was assigned to several senior policy positions in Washington, most notably serving as the executive assistant to the Chairman, Joint Chiefs of Staff (1992 to 1993) and military assistant, first to the Deputy Secretary of Defense and subsequently to the Secretary of Defense (1997 to 2000). Admiral Johnson is active on numerous non-profit boards and serves in several civic and community organizations and institutions.

Dr. J. P. London, 82 Director since: 1981 Chairman of the Board and Executive Chairman

Under Dr. London’s leadership, CACI has grown from a small professional services consulting firm to a multi-billion dollar international information solutions and services company. CACI became a Fortune 1000 company in 2006.

Dr. London joined CACI in 1972.  He was appointed President and Chief Executive Officer in 1984 and Chairman of the Board in 1990.  On July 1, 2007, Dr. London was appointed Executive Chairman.  In this position, he oversees strategic initiatives to ensure shareholder value, advance client missions, cultivate key client relationships, and monitor major financial transactions, including CACI’s legacy mergers and acquisitions (M&A) program that Dr. London started in 1992.  He is also at the forefront of sustaining CACI’s public image and professional reputation for integrity. Dr. London’s efforts also focus on the evolution and transformation of defense, intelligence, information technology and network communications.  The founder of modern-era CACI, Dr. London is widely recognized in government and business as a leader in the industry.  He has received numerous national awards during his career for his business and civic accomplishments, including the Association of the U.S. Army’s John W. Dixon Award for outstanding contributions to America’s defense and the U.S. Navy League’s Fleet Admiral Chester W. Nimitz Award for his exemplary contributions to the enhancement of U.S. maritime strength and national security.  Dr. London was inducted into the Greater Washington Business Hall of Fame in 2010.  In 2011, he was inducted into the Naval Postgraduate School Hall of Fame in Monterrey, California.  In 2012, he was the Hall of Fame Honoree of the Greater Washington Government Contractor Awards.  In 2013, he received the Nathan Hale Award from the Reserve Officers Association of the United States, the Ellis Island Medal of Honor from the National Ethnic Coalition of Organizations, and was the recipient of the Admiral of the Navy George Dewey Award from the Naval Order of the United States for leadership in the Navy community.  In 2014, Dr. London received the Corporate Leadership Award from TechAmerica and the Semper Fidelis Award, Marine Corps Scholarship Foundation.  In 2016, he received the Lifetime Distinguished Service Award from the Northern Virginia Chamber of Commerce for leadership in helping America’s veterans succeed in business. In 2017, he received the Distinguished Service Award from the Naval Historical Foundation. In 2018, CACI opened the Dr. J.P. (Jack) London Shared Services Center in Oklahoma City, OK in his honor as a visionary business leader and Oklahoma City native. In 2018, Dr. London was also presented with the Navy League of the United States’ Meritorious Citation Award, the highest award presented to civilians. In 2019, Dr. London received the U.S. Naval Academy’s Distinguished Graduate Award, the highest such award presented. In 2019, Dr. London also received the Lone Sailor Award from the Naval Memorial Foundation, its highest award and individual recognition. The HR Leadership Award of Greater Washington also presents the annual Dr. J.P. London Award for Promoting Ethical Behavior named in his honor.  Dr. London serves on the boards of the Friends of the National World War II Memorial, the U.S. Navy Memorial Foundation, the Naval Historical Foundation, and CAUSE (Comfort for America’s Uniformed Services), which serves the needs of wounded military personnel returning from Iraq and Afghanistan.  Dr. London is also a member of the National Military Intelligence Association, the Intelligence and National Security Alliance, the Association of the U.S. Army, the Navy League, the Naval Order of the U.S.A., the American Legion, and the Veterans of Foreign Wars.  Dr. London holds a B.S. in Engineering from the United States Naval Academy, a M.S. in Operations Research from the United States Naval Postgraduate School, and a Doctorate in Business Administration conferred “with distinction” from the George Washington University. Dr. London holds the rank of Captain, U.S. Navy (Retired), serving a combined 24 years active and reserve duty as a Naval Aviator and Aeronautical Engineering Duty Officer.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

John S. Mengucci, 57 Director since: 2019	A proven industry leader, Mr. Mengucci has extensive experience in business development and leading highly successful systems, solutions, and services businesses.

Since July 1, 2019, Mr. Mengucci has been the President and Chief Executive Officer of CACI International Inc. Mr. Mengucci joined CACI as Chief Operating Officer of U.S. Operations in February 2012 and served as CACI’s Chief Operating Officer and President, U.S. Operations from July 2012 to June 2017 and CACI’s Chief Operating Officer from June 2017 to June 2019. Prior to joining the Company, Mr. Mengucci served as President of Lockheed Martin Corporation’s Information Systems and Global Solutions - Civil Product Line from 2010 through 2012 and President of Lockheed Martin Corporation’s Information Systems and Global Solutions – Defense Line from 2007 through 2010.

James L. Pavitt, 73 Director since: 2008 Independent

With over 35 years of experience in the intelligence community, Mr. Pavitt brings to the Board expertise in such areas as financial risk assessment, defense, information technology, homeland security, counterintelligence (insider threat) counterterrorism and human intelligence collection.

As the Deputy Director for Operations at the Central Intelligence Agency (CIA), he managed the CIA’s globally deployed personnel and a multi-billion dollar budget for human intelligence collection activities and operations.  Mr. Pavitt, as the head of America’s Clandestine Service, led the CIA’s operational response to the attacks of September 11, 2001.   His career at the CIA was multi-faceted and included creating and leading the CIA’s Counterproliferation Division, an entity created to counter the spread of weapons of mass destruction.  He managed and directed intelligence operations against global proliferation networks and human collection operations against a variety of hard targets. From 1990 to 1993, he served as Special Assistant to President George H.W. Bush for International Intelligence Programs.  He is a two-time recipient of the CIA’s Distinguished Intelligence Medal, the CIA Director’s Medal and the Donovan Award.  From 2004 to 2011, Mr. Pavitt served as a Principal of The Scowcroft Group in Washington, D.C., an international strategic business advisory firm.  He is the President and a Founding Partner of JLP Associates, LLC, providing strategic risk advisory services to a variety of clients.

Dr. Warren R. Phillips, 78 Director since: 1974 Lead Independent Director

In addition to his experience as a senior-level technology executive, Dr. Phillips brings to the Board considerable expertise in the areas of information technology policy, public sector finance, and the provision of computer services. The Board also benefits from Dr. Phillips’ familiarity with the U.S. intelligence community and his understanding of international business issues. He is also recognized as an NACD Board Leadership Fellow.

Dr. Phillips served as the Chief Financial Officer for the Albanian-Macedonian-Bulgarian Oil Pipeline Corporation, a $1.5 billion crude oil pipeline developer for Caspian oil flows to the west. From February 2008 through 2011, Dr. Phillips served as the Chairman of the Board and Chief Executive Officer of Advanced Blast Protection, Inc., a research, development and manufacturing company that produces conventional and unconventional bullet resistant glass, modular vehicle armor, and specialized armored vehicles for military, law enforcement and civilian use. In November 2009, Advanced Blast Protection, Inc. filed a petition pursuant to Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Florida.  From 1993 to 2001, Dr. Phillips was Executive Vice Chairman and Chief Financial Officer of Maryland Moscow, Inc., a 501(c)(3) educational and training venture that was involved in over $50 million in financial training to the newly evolving countries of the former Soviet Union. Dr. Phillips provided advice in developing financial systems (bank, stock exchange, pension, insurance, and government) in most of those countries. Between 1974 and 2003, Dr. Phillips was Professor of Government and Politics at the University of Maryland. During that time, he served in a number of administrative positions including Vice President for Academics at UMBC, and Assistant Vice President for Administration for the University System where he managed system-wide information technology, budgeting, and internal audit.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Debora A. Plunkett, 59 Director since: 2018 Independent

Ms. Plunkett has served in senior leadership positions in the National Security Agency (NSA) and brings CACI’s Board more than 30 years of national security experience in such critical mission areas as cyber security and information assurance.

Ms. Plunkett’s extensive experience in cyber and national security will further CACI’s information assurance mission in addressing serious economic and security challenges faced by the United States in the 21st century. Her previous NSA positions include Director of Information Assurance from April 2010 to November 2014 and Deputy Director of Information Assurance from August 2008 to April 2010, where she led the agency’s information assurance/cyber defense mission and directed thousands of NSA professionals worldwide. She also conceived and established the National Cyber Security Assistance Program to qualify commercial organizations for accreditation in performing cyber security services for national security systems, and advised Executive Branch decision-makers, including the National Security Council, on cyber issues. Most recently, Ms. Plunkett was the first person to serve in the newly established position of Senior Advisor to the NSA Director, from November 2014 to January 2016, with a focus on enhancing equality, diversity, and inclusion for the agency’s highly technical workforce.  A highly credentialed professional, Ms. Plunkett received the Distinguished Service Medal and Exceptional Civilian Service Award from the NSA Director. She was awarded the Rank of Distinguished Executive by President Barack Obama, and the Rank of Meritorious Executive by President George W. Bush. As a recognized expert in national security, she has appeared on CBS/60 Minutes and Federal News Radio, been interviewed in the Washington Post, and given keynote addresses at high-profile cyber security and defense conferences. She currently serves on the J. C. Penney Company, Inc. Board of Directors, is a Senior Fellow at Harvard University’s Belfer Center, and a professor in the cybersecurity graduate program at the University of Maryland.

Charles P. Revoile, 85 Director since: 1993 Independent

As an attorney and former senior-level executive, Mr. Revoile brings to the Board his considerable experience in the governance of publicly-held corporations and in contracting with the United States government. In addition, the Board values Mr. Revoile’s perspective in financial and management disciplines as an active private investor.

From 1985 to 1992, Mr. Revoile served as Senior Vice President, General Counsel, and Secretary of CACI International Inc. From 1971 to 1985, Mr. Revoile was Vice President and General Counsel of Stanwick Corporation. From 1964 to 1971, Mr. Revoile was counsel to the Communications division of Westinghouse Electric Corporation. From 1961 to 1964, he served as legislative counsel to the National Food Processors Association, representing the industry before Congress and the Executive agencies. Currently, Mr. Revoile is a legal and business consultant and an independent investor.

William S. Wallace, 72 Director since: 2009 Independent	General Wallace brings to the Board a 39-year record of military service and experience.

From 2005 to 2008, General Wallace led more than 50,000 soldiers and civilian employees at 33 Army schools. He was the architect of the Army’s reorganization in continuation of military operations in Iraq and Afghanistan. He developed the organizational, technical, and warfighting requirements for the Future Combat Systems and other Army modernization efforts. Prior to this, General Wallace was Commanding General of the Army Combined Arms Center from 2003 to 2005, Ft. Leavenworth, Kansas, where he was responsible for the development of new and emerging Army and Joint doctrine, providing the intellectual foundation for military leadership in the 21st century. As Commander of the Fifth U.S. Corps from 2001 to 2003, during the opening campaign of Operation Iraqi Freedom, General Wallace led 140,000 soldiers from Kuwait to Baghdad, and subsequently directed the occupation of Western and Northern Iraq. He served as Commander of the Joint Warfighting Center from 1999 to 2001; Commanding General of the 4th Infantry Division ─ the Army's first "digitized" division that incorporated new C4ISR technologies ─ from 1997 to 1999; and Commanding General of the National Training Center from 1995 to 1997. General Wallace is a 1969 graduate of the United States Military Academy at West Point.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers

As of September 18, 2019, the executive officers of the Company were J.P. London, Chairman of the Board and Executive Chairman, John S. Mengucci, President and Chief Executive Officer, and the following seven persons indicated in the table below. Biographical information for Messrs. Mengucci and London is provided above under “2019 Nominees for Director” on page 7 of this proxy statement. The prior employers for each of our executive officers, except for Mr. Koegel, were aerospace, defense and security companies. Mr. Koegel’s previous experience was with a law firm.

Name and Current Position	Previous Experience
Thomas A. Mutryn, 65 Executive Vice President, Chief Financial Officer and Treasurer (April 2007 – Present)

Acting Chief Financial Officer and Treasurer, January 2007 to April 2007; Executive Vice President, Corporate Development, September 2006 to January 2007; GTSI Corp., Senior Vice President, Finance, and Chief Financial Officer, 2003 – 2006; U.S. Airways, Inc., Senior Vice President, Finance, and Chief Financial Officer, 1998 – 2002.

Gregory R. Bradford, 70 Chief Executive, CACI Limited, and President, U.K. Operations (2000 – Present)	Managing Director, CACI Limited, 1985-2000; President, U.K. Operations, since 1994; Executive Vice President, 1987 – 1994; Senior Vice President, 1986 – 1987; Vice President, 1983 – 1986.
John DeFreitas, III, 65 President, Operations Support and Services (July 2019 – Present)	Executive Vice President, National Services, CACI International Inc 2016 – 2019; General Manager, Intelligence Solutions, L-3 Communications Inc., 2009 – 2016.
DeEtte Gray, 50 President, Business and Information Technology Solutions (July 2019 – Present)

President, U.S. Operations, CACI International Inc 2017 – 2019; President, Intelligence & Security Sector for BAE Systems, Inc., 2012 –2017; Vice President, Lockheed Martin Information Systems and Global Solutions - Defense Product Line 2007 – 2012.

Kevin Kelly, 48 President, National Security and Innovative Solutions (July 2019 – Present)

President, LGS Labs, CACI International Inc, March 2019 – July 2019; Chief Executive Officer, LGS Innovations, June 2012 – March 2019; Chief Operating Officer, LGS Innovations, March 2011 – June 2012; Senior VP Strategy, LGS Innovations October 2004 – February 2011; Director of Technology and Innovation, General Dynamics Advanced Information Systems, July 2003 – October 2004; President and Founder, Triple Point Consulting LLC, June 2002 – July 2003.

David Nack, 50 President, CACI Product Company (July 2019 – Present)	Executive, CACI International Inc, 2009 – 2019.
J. William Koegel, Jr., 65 Executive Vice President, General Counsel & Secretary (March 2014 – Present)	Steptoe & Johnson, 1981-March 2014 (Partner, 1987-March 2014).

CORPORATE GOVERNANCE

We are committed to strong corporate governance practices designed to maintain high standards of oversight, integrity and ethics while promoting long-term shareholder value.

Governance Framework

Structure

The Board is responsible for the oversight of management on behalf of our shareholders and the Board accomplishes this function acting directly and through Board committees. In accordance with the Corporate Governance Guidelines, the Board has eight standing committees: Audit; Compensation; Corporate Governance and Nominating; Culture, Character, Integrity & Ethics; Executive; Investor Relations; Security and Risk Assessment; and Strategic Assessment. This governance structure allows the Board to provide focused advice, insight and oversight in the interests of the Company and our shareholders. The Board and its committees discharge their duties at Board and committee meetings, through telephone contact and other communications with management and others regarding matters of concern and interest to the Company.

Primary Governance Documents

Our governance structure and processes are based on our key governance documents, which include the following documents which can either be found on our website under “Corporate Governance” at www.caci.com or are available upon written request to CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, Attention: Investor Relations:

• Amended and Restated Certificate of Incorporation	• Board Committee Charters
• By-laws	• Standards of Ethics and Business Conduct
• Corporate Governance Guidelines	• Directors’ Code of Business Ethics and Conduct

The Board reevaluates our policies and practices on an ongoing basis and all of our directors, executive officers and other employees are required to review their applicable code of conduct and certify compliance annually to ensure high standards of business conduct that facilitate the Board’s execution of its responsibilities. Additional information is provided below regarding key corporate governance and ethics policies and practices that we believe enable us to manage our business in accordance with the highest standards of business ethics and in the best interest of our shareholders.

We intend to disclose any waiver of compliance with any provision of our code of conduct covered by Item 406(b) of Regulation S-K that is granted to any principal executive officer, principal financial officer, principal accounting officer or controller, and any amendments to such code of conduct, in the “Corporate Governance” section of our website www.caci.com within four business days following the date of such waiver or amendment.

CORPORATE GOVERNANCE

Board of Directors

Board Leadership

The Board is responsible for determining the optimal leadership structure to provide independent oversight of senior management and evaluates the Board’s leadership structure on an annual basis. In evaluating its leadership structure, the Board considers our current operating and governance environment, governance best practices and feedback from our shareholders on how the Board can provide effective oversight of senior management on behalf of our shareholders. Based on these considerations, the Board has determined that separate positions for Chairman and CEO, coupled with a Lead Independent Director, provides an efficient and effective leadership model, fostering clear accountability, differing perspectives and effective decision making as the Chairman focuses on the Board activities while the CEO manages the day to day business. The chart below summarizes the roles and responsibilities of the Executive Chairman and Lead Independent Director:

	J.P. London, Executive Chairman	Warren R. Phillips, Lead Independent Director
Independence:	Non-Independent	Independent
Appointment:	Appointed by Board (Annual)	Appointed by independent directors (Annual)
Presides at Meetings:	Board and Shareholder Meetings	Executive sessions of independent directors and Board meetings when Executive Chairman is absent
Authority to Call Meetings:	Board and Shareholder Meetings	Convenes meetings of independent directors as necessary and appropriate
Schedule, Agendas and Materials:	Prepares Board schedules, agendas and materials based on discussion with all directors and management	Works with Executive Chairman in the development and approval of Board schedules, agendas and materials
Liaison:	Between directors and senior management	Between independent directors and the Executive Chairman
Strategic/Governance Responsibilities:	Consults with senior management on strategic direction and key staffing; oversees corporate financial affairs and transactions; monitors all investor relations activities	Reviews and reports on oversight matters and organizes review of the Company’s annual strategic planning cycle

CORPORATE GOVERNANCE

Committee Membership and Attendance

Directors are expected to attend regular Board meetings, committee meetings and the annual shareholder meeting, in person or, if not possible, via teleconference. All currently serving directors attended the 2018 Annual Meeting of Shareholders held on November 15, 2018 and each incumbent director attended at least seventy-five percent of the aggregate of the total number of Board meetings and meetings of the committees on which the director served in fiscal year 2019. The Board held 11 meetings during fiscal year 2019. The standing committees of the Board, their membership and the number of meetings for each committee are outlined below.

Name	Audit	Compensation	Corporate Governance and Nominating	Culture, Character, Integrity & Ethics	Executive	Investor Relations	Security and Risk Assessment	Strategic Assessment
Mr. Daniels (I)
Mr. Jews (I)(A)
Adm. Johnson (I)
Dr. London
Mr. Mengucci
Mr. Pavitt (I)
Dr. Phillips (I)
Ms. Plunkett (I)
Mr. Revoile (I)
Gen. Wallace (I)
FY 2019 Meetings	7	7	6	3	2	7	4	4

Chairman     Chair                 Member               I – Independent             A – Audit Committee Financial Expert

Pursuant to NYSE requirements, two executive sessions of non-management directors were held during fiscal year 2019.

Committee Responsibilities

The specific roles and responsibilities of the Board’s committees are delineated in written charters adopted by the Board for each committee and are reviewed annually by the Corporate Governance and Nominating Committee in accordance with the Corporate Governance Guidelines. As provided in their charters, each committee is authorized to engage or consult from time to time, as appropriate, at our expense, with outside independent legal counsel or other experts or advisors it deems necessary, appropriate or advisable to discharge its duties. The charters for the Audit, Compensation, Corporate Governance and Nominating and Executive committees are available on our website under “Corporate Governance” at www.caci.com or a print copy of all of the standing committee charters is available upon shareholder request. Below is a summary of the primary responsibilities of each committee.

Audit

The Audit Committee assists the Board in fulfilling its oversight of (i) the integrity of the Company’s financial statements; (ii) the effectiveness of the Company’s internal control over financial reporting, (iii) the Company’s compliance with applicable legal and regulatory requirements; (iv) the independence and qualifications of the Company’s

CORPORATE GOVERNANCE

independent auditor; and (v) the performance of the Company’s internal and independent auditors. The Audit Committee is comprised of only independent directors and fulfills its responsibilities by:

•	Appointing, evaluating and overseeing the independent auditor;
•	Reviewing and pre-approving audit and non-audit services and related fees for the independent auditor;
•	Discussing the Company’s audited financial statements and quarterly financial statements with management and the independent auditor;
•

Discussing the process for assessing the effectiveness of internal control over financial reporting and reviewing issues as to the adequacy and effectiveness of the Company’s internal control over financial reporting;

•	Reviewing the annual internal audit plan and any significant internal audit findings;
•	Reviewing and approving all related party transactions; and
•	Reviewing legal and regulatory matters that may have a material impact on the Company’s financial statements.

Compensation

The Compensation Committee assists the Board in overseeing the Company’s compensation policies and practices. The Compensation Committee is comprised of only independent directors and fulfills its responsibilities by:

•	Recommending to the Board the compensation arrangements for the Company’s executive officers and directors;

•	Reviewing and approving the compensation, including incentive and equity-based compensation, of the chief executive officer;
•	Approving grants of equity compensation to all eligible individuals in the Company’s service;
•	Reviewing and recommending changes in the Company’s fringe benefit programs;
•	Oversight of the Company’s Affirmative Action and Small, Disadvantaged and Minority Subcontracting activities;
•	Preparing an annual report for inclusion in the Company’s proxy statement; and
•

Overseeing and reporting to the Board on the Company’s policies concerning compensation, employee award and recognition programs, employee benefits, affirmative action, equal opportunity, expense reimbursement and human resources.

Corporate Governance and Nominating

The Corporate Governance and Nominating Committee assists the Board in overseeing the Company’s corporate governance practices. The Corporate Governance and Nominating Committee is comprised of only independent directors and fulfills its responsibilities by:

•	Recommending to the Board the general criteria and qualifications for membership on the Board;
•	Identifying and selecting individuals to be nominated for election to the Board;
•	Recommending the number of directors to be elected each year (within the bounds established by the Company’s By-laws);
•	Developing and recommending to the Board a set of general corporate governance principles; and periodically reviewing, evaluating, and proposing revisions thereto; and

CORPORATE GOVERNANCE

•	Reviewing policies and practices of the Company and monitoring compliance in areas of corporate governance.

Culture, Character, Integrity & Ethics

The Culture, Character, Integrity and Ethics Committee assists the Board in overseeing the Company’s efforts to foster and institutionalize the Company’s culture of character, ethics and integrity and safeguard and advance the Company’s reputation. The Culture, Character, Integrity and Ethics Committee must include at least three independent directors and fulfills its responsibilities by:

•

Assessing whether the Code of Conduct and the Standards of Ethics and the Company’s other internal ethics policies instill appropriate ethical behavior in the Company’s culture, business practices and employees, and making recommendations to the Board concerning the adoption and amendment of these policies;

•

Reviewing the material risks and liabilities relating to the provisions of the Code of Conduct and the Standards of Ethics and the Company’s other internal ethics policies and ensuring that such risks are managed or mitigated as part of the Company’s risk management program;

•	Reviewing the adequacy and effectiveness of the Company’s engagement and interaction with its stakeholders; and
•	Reviewing any political and/or lobbying activities performed on behalf of the Company.

Executive

The Executive Committee assists the Board in providing the necessary input and authorization in between full Board meetings, and for identifying those items which merit consideration or action by the entire Board.

Investor Relations

The Investor Relations Committee assists the Board in its oversight of the Company’s investor relations program. The Investor Relations Committee must include at least three independent directors and fulfills its responsibilities by:

•	Reviewing the investor relations program on an annual basis and providing suggestions to management;
•	Reviewing policies and procedures with regard to “guidance” provided by the Company to the investment community; and
•	Reviewing the Company’s shareholder profile.

Security and Risk Assessment

The Security and Risk Assessment Committee assists the Board in its oversight of the Company’s security as well as monitoring the contract and business risks associated with classified and sensitive high-risk work supporting defense, intelligence and international clients. All members of the Security and Risk Assessment Committee must have the requisite security clearances to carry out their responsibilities and at least one member must have experience in cyber security and information technology. The Security and Risk Assessment Committee fulfills its responsibilities by:

•	Overseeing selected classified and sensitive high-risk work that is unprecedented, unusual, or that may otherwise pose particular risks;
•	Assessing business risks concerning classified and sensitive high-risk work from an operating standpoint;
•	Monitoring risks to the Company’s security by gauging risks related to threats to the Company’s corporate IT systems, personnel, and facilities as well as business operations and reputation; and

CORPORATE GOVERNANCE

•	Ensuring best practices in the areas of risk management and security regarding classified and sensitive high-risk work.

Strategic Assessment

The Strategic Assessment Committee assists the Board in its oversight of (i) the Company’s strategic planning process; (ii) the Company’s future growth; (iii) the Company’s key performance metrics; and (iv) the Company’s shareholder value. The Strategic Assessment Committee must include at least three directors who are experienced in the Company’s business and customer base and fulfills its responsibilities by:

•	Reviewing, monitoring and evaluating the business environment for the Company and the effectiveness of the Company’s strategy and advising on the Company’s strategic planning process;

•	Reviewing the Company’s mergers and acquisitions strategy, business development strategies and the management of its growth strategy;

•	Reviewing key performance metrics used inside and outside the Company to monitor Company performance and recommending the future use of key performance metrics; and

•	Evaluating the “shareholder value proposition.”

Board and Committee Independence

In accordance with our Corporate Governance Guidelines, a majority of our Board must be independent as defined by the NYSE listing rules and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On August 8, 2019, the Board affirmatively determined that eight of its ten current members (80%) are independent.  In making the determination, the Board considered the relationships described below in “Certain Relationships and Related Transactions.” The Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are comprised entirely of independent directors.

Annual Board Evaluations

The Board and each of its committees perform annual evaluations of their performance. The evaluation process is managed by the Corporate Governance and Nominating Committee and specifically focuses on areas for improvement. In order to ensure independence during the evaluation process, the evaluation of the Corporate Governance and Nominating Committee is conducted by the Executive Committee.

Risk Oversight

Our Board has an active role, as a whole and at the committee level, in overseeing the management of our risks. The Board regularly reviews information regarding the results of operations and any related trends and other factors contributing to or affecting our results, long-term strategy, financial reporting systems and processes, as well as the risks associated with these aspects of the Company’s business. The Board has also approved Standards of Ethics and Business Conduct that establish standards of conduct for employees that are designed to mitigate risks associated with compliance, foster ethical conduct by our employees and protect company assets. We require all employees to receive annual training related to our Standards of Ethics and Business Conduct and related policies in order to ensure that employees are familiar with those standards of conduct and to mitigate the risks associated with employees’ failure to meet those standards.

CORPORATE GOVERNANCE

The Board’s committees are involved in the assessment of risks relevant to their area of responsibility and the implementation of actions designed to address or mitigate those risks. The types of risks that are considered by the committees include:

Audit:	Risks related to our tax, accounting, financial reporting systems and processes, and legal and regulatory compliance.
Compensation:	Risks related to our compensation and benefit programs.
Corporate Governance and Nominating:	Risks related to our corporate governance and management.
Culture, Character, Integrity & Ethics:	Risks related to our internal ethics policies.
Investor Relations:	Risks related to capital markets and engagement with our shareholders and the investment community.
Security and Risk Assessment:	Risks related to classified and sensitive high-risk work, supporting defense, intelligence, and international clients, and the performance of personnel, information and industrial security.
Strategic Assessment:	Risks related to our growth initiatives and strategic and operating plans.

Shareholder and Interested Party Communications with Directors

Shareholders and interested parties may communicate directly with the Board or any director or committee member, including Audit Committee members, by sending correspondence to such individual c/o CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, Attn: J. William Koegel, Jr., Corporate Secretary. It is our policy to forward directly to the directors all such communications addressed to them and delivered to the Company at the above stated address.

Certain Relationships and Related Transactions

Related Party Transactions

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants, as well as in which greater than 5% shareholders, nominees for director, immediate family members of greater than 5% shareholders and nominees for director, and persons (other than a tenant or employee) sharing the household of a director, executive officer, nominee for director, or greater than 5% beneficial owner are participants, to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is responsible for obtaining information through questionnaires and other appropriate procedures from the directors and executive officers with respect to related party transactions and then determining whether the Company or a related person has a direct or indirect material interest in the transaction. Transactions that are determined to be material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Audit Committee is charged with reviewing and approving or ratifying any related party transaction. The Audit Committee considers, among other matters, the nature, timing and duration of the transaction, the relationships of the parties to the transaction, whether the transaction is in the ordinary course of the Company’s business, the dollar value of the transaction, and whether the transaction is in the interest of the Company.

Upon review by the Audit Committee, no transactions concerning our directors, executive officers or greater than 5% shareholders or immediate family members of these persons require disclosure under Item 404(a).

Compensation Committee Interlocks and Insider Participation

During fiscal year 2019, the members of the Compensation Committee had no relationships with the Company other than their relationships as directors, their entitlement to the receipt of standard compensation as directors and members of certain committees of the Board, and their relationships to the Company as shareholders. During fiscal year 2019, no person serving on the Compensation Committee or on the Board was an executive officer of another entity for which any of our executive officers served on the compensation committee.

SECURITIES OWNERSHIP

Principal Shareholders

The following table provides the latest available information as of September 18, 2019 with respect to beneficial ownership of the Company’s common stock held by each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock.

Beneficial Owner	Amount of Beneficial Ownership of Common Stock	Percent of Common Stock(1)
Blackrock, Inc.(2)	2,867,241	11.5%
The Vanguard Group, Inc.(3)	2,800,841	11.3%
Dimensional Fund Advisors LP(4)	1,674,574	6.7%
(1)	Based on 24,886,299 shares of common stock outstanding as of September 18, 2019, the record date.
(2)

The number of shares beneficially held by BlackRock, Inc. (BlackRock) is based solely on information in a Schedule 13G/A filed with the SEC by BlackRock on January 24, 2019 on behalf of itself and certain entities under its control. The report states that BlackRock has sole voting power over 2,807,088 shares and sole dispositive power over all 2,867,241 shares. The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)

The number of shares beneficially held by The Vanguard Group, Inc. (Vanguard) is based solely on information in a Schedule 13G/A filed with the SEC by Vanguard on February 11, 2019 on behalf of itself and certain entities under its control. The report states that Vanguard has sole dispositive power over 2,776,034 shares, shared dispositive power over 24,807 shares, sole voting power over 24,023 shares and shared voting power over 2,985 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

The number of shares beneficially held by Dimensional Fund Advisors LP (Dimensional) is based solely on information in a Schedule 13G/A filed with the SEC by Dimensional on February 8, 2019 on behalf of itself and certain entities under its control. The report states that Dimensional has sole voting power over 1,630,562 shares and sole dispositive power over all 1,674,574 shares. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

SECURITIES OWNERSHIP

Directors and Management

The following table provides information as of September 18, 2019 with respect to beneficial ownership of the Company’s common stock for each executive officer, each director, and for all current executive officers and directors of the Company as a group.

Beneficial Owner	Amount of Beneficial Ownership of Common Stock(1)	Percent of Common Stock(2)(3)
J. P. London	88,408	*
John S. Mengucci	53,303	*
Thomas A. Mutryn	50,377	*
Gregory R. Bradford	50,793	*
John DeFrietas	1,162	*
DeEtte Gray	5,905	*
Kevin Kelly	—	*
David Nack	—	*
J. William Koegel, Jr.	17,971	*
Michael A. Daniels	7,076(4)	*
William L. Jews	7,049(4)	*
Gregory G. Johnson	4,959(4)	*
James L. Pavitt	6,4324)	*
Warren R. Phillips	6,245(4)	*
Debora A. Plunkett	554(4)	*
Charles P. Revoile	32,990(4)	*
William S. Wallace	10,287(4)	*
All Current Executive Officers and Directors as a Group (17 in number)	343,511	1.38%
(1)	All Restricted Stock Units (RSUs) vesting as of September 18, 2019 or within 60 days after that date are treated as shares of common stock that are beneficially owned.
(2)	Based on 24,886,299 shares of common stock outstanding as of the September 18, 2019 record date.
(3)

The asterisk (*) denotes that the individual holds less than one percent of outstanding common stock. This stock is included in the total percentage of outstanding common stock held by the Executive Officers and Directors as a Group shown above.

(4)	Includes 208 shares obtainable upon vesting of RSUs within 60 days after September 18, 2019.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such officers, directors, and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

Based solely on a review of copies of reports filed with the SEC and of written representations by certain Officers and Directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis during the fiscal year ended June 30, 2019.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides the principles, objectives, structure, analyses and determinations of the Compensation Committee with respect to the fiscal year 2019 compensation of the following named executive officers (NEOs):

J.P. London, Executive Chairman and Chairman of the Board

Kenneth Asbury, President and Chief Executive Officer[1]

John S. Mengucci, Chief Operating Officer[2]

Thomas A. Mutryn, Executive Vice President, Chief Financial Officer and Treasurer

DeEtte Gray, President, U.S. Operations[3]

The principles, objectives and structure of our fiscal year 2019 executive compensation were established in June 2018, at the quarterly meeting when our Compensation Committee traditionally makes executive compensation decisions. The Compensation Committee’s fiscal year 2019 compensation decisions reflect the Company’s performance as well as our executives’ individual performance in the prior fiscal year.

Executive Summary

Who We Are

For more than 57 years, we have delivered innovation, expertise, and excellence in support of our customers’ vital national missions to defeat global terrorism, secure the homeland, and improve government services. Through our long-standing customer relationships across the federal marketplace, we have become a trusted provider of high-value solutions and services for our nation’s highest priorities.

We serve intelligence, defense, and federal civilian customers in 12 market areas: Business Systems, Command and Control (C2), Communications, Cyber Security, Enterprise Information Technology (IT), Health, Intelligence Services, Intelligence Systems and Support, Investigation and Litigation Support, Logistics and Material Readiness, Space Operations and Resiliency and Surveillance and Reconnaissance. Our solutions and services in all of these markets deliver the quality and efficiency customers require to advance their capabilities and complete their missions.

Our Mission

CACI is ever vigilant in helping our customers meet their greatest enterprise and mission challenges in national security and government modernization. Our distinctive expertise and technology deliver innovation and excellence. We are a company of good character, and our dynamic team of professionals is committed to doing the right thing by performing with ethics and integrity. We take pride in our achievements and create value for employees, customers, and shareholders.

[1]	Mr. Asbury served as the Company’s President and Chief Executive Officer during fiscal year 2019 and resigned as President and Chief Executive Officer effective June 30, 2019.
[2]	Mr. Mengucci served as the Company’s Chief Operating Officer during fiscal year 2019 and was appointed President and Chief Executive Officer effective July 1, 2019.
[3]	Ms. Gray served as the Company’s President, U.S. Operations during fiscal year 2019 and was appointed President, Business and Information Technology Solutions effective July 1, 2019.

ExeCutive Compensation

CACI At-A-Glance

~$5 billion annual revenue	Fortune 1000 Largest Companies in America
Consistently recognized as a top employer of veterans; Veterans represent ~35% of our workforce	A Fortune World’s Most Admired Company in IT Services
Approximately 22,100 employees; ~65% with security clearances	Character-based culture of ethics, integrity, and operational excellence

Growth Strategy

In fiscal year 2019, we continued executing upon our growth strategy via initiatives focused on delivering long-term value to our customers and shareholders such as:

OUR GROWTH STRATEGY

WINNING NEW BUSINESS

•     Market aligned, focused on government’s high-priority missions

•     Optimizing business development

•     Bidding selectively, winning larger contracts

•     Increasing solutions and fixed price content

DRIVING OPERATIONAL EXCELLENCE

•     Credentialing value delivery systems

•     Efficient, effective, ethical program management

DEPLOYING CAPITAL IN SUPPORT OF FUTURE GROWTH

•     M&A is our first priority for capital deployment

•     Add capability and customers to accelerate growth

•     Deliver long-term shareholder value

Financial Performance Summary

Fiscal Year 2019 Performance

Below are charts outlining our performance over the last three fiscal years for the primary performance metrics used by the Compensation Committee in determining our NEOs’ compensation. The performance metrics for fiscal year 2018 are shown without the impact of the Tax Cuts and Jobs Act of 2017 (the “TCJA”) that occurred during fiscal year

ExeCutive Compensation

2018, as that did not affect NEO compensation (i.e., payouts were determined without the increases to diluted earnings per share (“EPS”) and net after tax profit (“NATP”) caused by the legislation). The performance metrics were otherwise determined in accordance with U.S. generally accepted accounting principles (“GAAP”).

The growth depicted in the performance charts had a substantial impact on our NEOs’ earned compensation over the course of this period. For fiscal year 2019, this resulted in an average achievement of 239% of the targeted annual incentive plan value and the growth of the Company’s stock price over the same period resulted in achievement of 117% of the performance-based equity awards granted to the NEOs during the fiscal year, for the first year of the three-year performance period.

2018 Say on Pay Vote

DECISION SUPPORT

As the Compensation Committee made its fiscal year 2019 compensation decisions, it considered that 96% of the votes cast on the Company’s fiscal year 2018 executive compensation program (the “Say on Pay” proposal) were voted in favor of the “Say on Pay” proposal at the Company’s 2018 Annual Meeting. This continued the strong support as shown in 2016’s and 2017’s 99% approval rate. The Company also actively engages with our shareholders to understand our shareholders’ views towards the program and reviews comments from shareholder advisory services.

ExeCutive Compensation

Pay for Performance Philosophy

The Compensation Committee believes our executive compensation program should incent and reward behaviors that build a foundation for our long-term performance and success while also supporting the achievement of annual objectives. Our performance assessment framework and executive compensation program are designed to reward such performance by linking our executives’ compensation to the achievement of both long- and short-term goals. For example, the annual incentives paid to each of our NEOs vary with performance, including our annual financial results.  Additionally, the NEOs receive two types of long-term incentive plan awards that will result in payouts only if we achieve targeted growth in such measures as stock price performance, EPS, NATP and revenue.

Executive Compensation Program Design

The substantial majority of our NEOs’ compensation is directly tied to our performance with short-term and long-term incentives comprising an average of approximately 78% of our NEOs’ target total direct compensation (“TDC”). The following is a list of the principal components of our executive compensation program:

Character	Component	Description
Fixed	Base Salary	• Annual fixed portion of NEOs’ TDC designed to attract and retain experienced executives, comprising only approximately an average of 22% of our executives’ target TDC in fiscal year 2019.
At Risk	Annual Incentives	• Cash bonus plan that rewards NEOs for achieving quarterly and annual performance objectives based on EPS, NATP, Total CACI Revenue and Direct Labor, calculated as described below.
Long-Term Incentives

•   Performance-based Restricted Stock Units (“PRSUs”) earned based on achievement of a minimum one-year EPS threshold, adjusted for annual changes in stock price over a three-year period, and vesting on the third and fourth grant anniversaries.

•  Cash-based long-term incentive plan (“LTIP”) provides value to the executive only to the extent NATP and revenue significantly outperformed plan over a three-year period. The Compensation Committee reviews the LTIP annually and has sole discretion for approving new plans. In fiscal year 2019, the Committee decided not to implement a new LTIP plan due to incentives that already existed from prior years’ plans.

Performance Assessment

Compensation Committee

The Compensation Committee uses a comprehensive process to assess performance on an ongoing basis, which includes frequent dialogue with management about financial performance relative to our goals and competitors, and assessment of corporate and individual executive accomplishments.

Independent Consultant

The Compensation Committee also asks its independent compensation consultant to assess our pay-for-performance alignment, which includes an analysis of our NEOs’ realizable pay relative to our peer group and an analysis of operational and shareholder returns relative to our peer group.

ExeCutive Compensation

Historical Pay for Performance Results

Our pay for performance philosophy is reflected in the compensation that has been earned by our NEOs over the past three years. The chart below summarizes our performance against the Compensation Committee performance metrics and the impact such performance had on our NEOs’ compensation:

Fiscal Year of Grant	Performance	Average Annual Incentive Payouts (Cash)	Long-Term Incentives (Equity)	Long-Term Incentives (Cash)
2019	NATP > Target Total CACI Revenue > Target EPS > Target Direct Labor > Target 1-Year Average Stock Price +17%	239% of Target	117% PRSUs Earned Through Completion of First Year of Measurement	N/A as no new LTIP was approved for FY19
2018	NATP > Target Total CACI Revenue > Target EPS > Target Direct Labor > Target 1-Year Average Stock Price +43% 2-Year Average Stock Price +67%	222% of Target	155% PRSUs Earned Through Completion of Second Year of Measurement	63% Earned Through Completion of Second Year of Measurement
2017	NATP > Target Total CACI Revenue < Target EPS = Target U.S. Operations Organic Revenue > Target 1-Year Average Stock Price +34% 2-Year Average Stock Price +91% 3-Year Average Stock Price +124%	124% of Target	183% PRSUs Earned Through Completion of Third Year of Measurement	33% Earned

ExeCutive Compensation

Executive Compensation Practices

We also maintain certain executive compensation practices designed to strengthen the connection between our executives’ interests and the interests of our shareholders. The following chart is a summary of the compensation practices that we do and do not employ to advance our shareholders’ long-term interests:

What We Do	What We Don’t Do
✓ More than 75% of NEO Compensation “At-Risk”	✘ No Excessive Perquisites
✓ 100% of Equity Compensation Performance-Based	✘ No Repricings
✓ Rigorous Stock Ownership Guidelines	✘ No Tax Gross-ups Approved Since 2007
✓ Clawback Policy	✘ No Automatic Single Trigger Equity Vesting on Change of Control
✓ Extended Service-Based Vesting on PRSUs

Compensation Governance, Process and Incentive Decisions

Decision Making

The Decision Makers

The Compensation Committee, composed solely of independent directors, is responsible for our executive officer compensation decisions. The Compensation Committee works very closely with its independent consultant and management to examine pay and performance matters during the year. The Compensation Committee held seven meetings over the course of fiscal year 2019, and all four quarterly meetings either ended or started with executive sessions without management present. The Compensation Committee’s charter may be accessed through the “Corporate Governance” link found on our website at http://investor.caci.com/corporate_governance.

Compensation Committee’s Independent Compensation Consultant

The Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. With respect to fiscal year 2019, the compensation consultant attended Compensation Committee meetings, met with the Compensation Committee in executive sessions, reviewed and provided recommendations on the components of the Company’s executive compensation program and provided compensation advice independent of the Company’s management.

FW Cook reports directly to the Committee and performs no work for management other than providing advice on executive compensation pursuant to its engagement by the Committee. The Compensation Committee assessed the independence of FW Cook pursuant to SEC rules and concluded that its work for the Compensation Committee did not raise any conflicts of interest.

ExeCutive Compensation

Making Decisions

The Compensation Committee has both a strategic and administrative role in managing the compensation structure of the Company, with an emphasis on compensation of top management.  Strategically, the Compensation

Committee considers how the achievement of the overall goals and objectives of the Company can be aided through adoption of an appropriate compensation philosophy and effective program elements.

Administratively, the Compensation Committee reviews compensation paid, salary progressions, incentive compensation allocations, benefits and perquisites provided to all employees, and equity awards granted under all shareholder-approved plans.

The Compensation Committee is responsible for setting the compensation, including incentive and equity-based compensation, of the Company’s executive officers, including NEOs.

The Committee reviews corporate performance each quarter, and assesses progress for each goal in the annual incentive program and active long-term incentive programs from current and prior fiscal years. The Committee uses a performance assessment framework to make CEO compensation decisions. For the other NEOs, the Committee, with input from the CEO, reviews (1) business unit/staff group performance against the objectives set for the fiscal year, and (2) each NEO’s Leadership Assessment based on individual performance with regard to key leadership attributes. The Committee evaluates each NEO’s relative compensation and changes in responsibilities and considers current pay practices for comparable positions at peer companies. The Committee also considers the CEO’s recommendations, succession planning, retention, and advice of its independent compensation consultant. Finally, before making pay decisions, the Committee reviews the pay mix to ensure that it is competitively positioned and performance-based. The Committee also discusses other information relevant to executive compensation, such as trends, regulatory updates, and shareholder feedback.

ExeCutive Compensation

Process

The Compensation Committee followed the process outlined below to determine and assess NEO compensation in fiscal year 2019:

FY 2018/2019

Q4 FY2018 | ending 6/30/2018

•Finalized fiscal year 2019 compensation program design

•Finalized metrics and goals for the fiscal year 2019 annual incentive plan

•Set total target direct compensation for the NEOs

DETERMINE TDC TARGETS FOR THE NEOs

At the end of fiscal year 2018, the Compensation Committee determined fiscal year 2019 TDC targets for the CEO and each of the other NEOs employed at the time based on the following process:

•Leadership Evaluation: The Compensation Committee uses a performance assessment framework to make CEO compensation decisions. For the other NEOs, the Compensation Committee, with input from the CEO, reviews (1) performance against the objectives set in fiscal year 2018, and (2) each NEO’s Leadership Assessment based on individual performance with regard to key leadership attributes.

•Risk-Balancing and Performance: In evaluating the performance of the NEOs, the Compensation Committee seeks to understand what was accomplished relative to established objectives, how it was accomplished, the quality of financial results and the Company’s strategic positioning for future competitive advantage.

•Market Practices: The Compensation Committee evaluates each NEO’s relative compensation and changes in responsibilities and considers current pay practices for comparable positions at peer companies.

•Independent Consultant Input: The Compensation Committee receives input from its independent compensation consultant.

•Other Factors: For the other NEOs, the Compensation Committee also considers the CEO’s recommendations, succession planning and retention. Finally, before making pay decisions, the Compensation Committee reviews the pay mix to ensure that it is competitively positioned and performance-based.

PROGRAM DESIGN AND GOAL SETTING

At the end of fiscal year 2018, the Compensation Committee also finalized the fiscal year 2019 annual incentive plan. Early in fiscal year 2019, they also reviewed and approved the metrics and goals for the PRSUs.

Q1 FY2019 | ending 9/30/2018

•Set the metrics and goals for the PRSUs

•Certified PRSU performance for completed measurement periods

Q2, Q3, and Q4 FY2019 | ending 12/31/2018, 3/31/2019 and 6/30/2019

•Reviewed the Company’s performance and assessed progress toward objectives

•Assessed progress toward NEO objectives

•Discussed potential program changes considering feedback from shareholders, regulatory guidance, and external trends

REVIEW OF PROGRESS AGAINST GOALS

The Compensation Committee reviews corporate performance each quarter and assesses progress against each of the incentive plan’s goals.  The Compensation Committee also discusses other information relevant to executive compensation, such as trends, regulatory updates, and shareholder feedback.

ExeCutive Compensation

FY 2020	Q1 FY2020 | ending 9/30/2019 •Evaluate and discuss NEO performance Determine payouts for the NEOs based on achievement of the performance metrics for the annual incentive plan, PRSUs and LTIP
FINAL EVALUATION OF FISCAL YEAR 2019 GOALS At the conclusion of fiscal year 2019, the Compensation Committee reviewed and approved the payouts for the annual incentive plan and LTIP plan.

FY 2017/2018 FY 2019

Assessing Competitive Practice

FW Cook assists the Committee by reviewing comparative market data on compensation practices and programs within the Company’s peer group.

During fiscal year 2019, FW Cook was responsible for providing information on new laws and regulations, general industry compensation practices, recommendations for director compensation and compensation for management positions under the Committee’s purview, and for performing independent assessments of management recommendations brought before the Committee. FW Cook participated in all meetings of the Committee during the fiscal year.

For fiscal year 2019, peer comparisons were performed against 17 publicly traded companies which were selected based on similarities to CACI in size and/or industry as well as operational similarities. The selected companies were as follows:

Acxiom Corporation	Alliance Data Systems Corporation	Booz Allen Hamilton Holding Corporation	Broadridge Financial Solutions, Inc.
Cognizant Technology Solutions Corporation	Convergys Corporation	CSRA Inc.	Fidelity National Information Services, Inc.
Fiserv, Inc.	Harris Corporation	Leidos Holdings, Inc.	ManTech International Corporation
MAXIMUS, Inc.	Science Applications International Corporation	Sykes Enterprises, Inc.	Tetra Tech, Inc.
Unisys Corporation

The companies used for peer comparisons are reviewed annually and adjusted as necessary due to changes at the selected company (e.g., acquisitions, bankruptcies, etc.) or changes in the comparability of the selected company to CACI. For fiscal year 2019, there were no changes from the peer group used in fiscal year 2018.

General industry market information for NEO and other senior executive compensation was also provided for the Compensation Committee by Willis Towers Watson, which did not provide advice or analysis regarding the data provided.

Determining Executive Compensation

Executive Compensation Objectives

Our NEO compensation programs are designed to attract, retain and reward the management talent that we need to maintain and strengthen our position in the industry and to achieve our business objectives.

ExeCutive Compensation

OUR COMPENSATION PRINCIPLES

Our compensation programs for NEOs are guided by three basic principles:

Link compensation to performance. We believe that compensation levels should reflect performance - both the performance of CACI and the performance of the recipient.

Maintain competitive compensation levels.  We strive to offer programs and levels of compensation that are competitive with those offered by the Company’s peer group to attract, retain and reward our NEOs.

Align management’s interests with those of shareholders.  We seek to implement programs that will align management’s interests with those of shareholders and increase long-term shareholder value by granting long-term equity incentive awards each year.

Principal Elements of Compensation

	Component	Average Percentage of FY19 TDC[4]	Role
Fixed	Base Salary	22%	•To provide a stable, reliable monthly income •Set at levels that should generally comprise a low percentage of total target compensation
At Risk	Annual Incentive Compensation	26%

•To reward the achievement of quarterly and annual financial goals

•Links compensation to short-term performance since award amounts are determined after each quarter and the fiscal year based on actual results

•Time horizon: 1 year

	Performance-Based Restricted Stock Units	52%

•Aligns executive interests with those of shareholders as potential value of awards increases or decreases with stock price

•Retains executive officers through multi-year vesting

•Time horizon: 4 years

[4]

Percentages are based on the target amounts for the individual components described in the “Fiscal Year 2019 Base Salaries,” “Fiscal Year 2019 Annual Incentives,” and “Fiscal Year 2019 Long-Term Incentives” sections below.

ExeCutive Compensation

Other	Management Stock Purchase Program	N/A	•Aligns executive interests with those of shareholders •Helps executives to meet their mandated stock ownership requirements
	Other Compensation	N/A

•To allow executive officers to participate in other employee benefit plans

•To provide select supplemental benefits that are competitive within the industry

•To provide opportunity for deferring income taxes on a portion of annual income

Fiscal Year 2019 Base Salaries

In June 2018, the Compensation Committee reviewed our NEOs’ base salaries compared to the median of base salaries for comparable executives among our peer group and to reflect individual performance in fiscal year 2018. In addition, the Company’s overall annual fiscal year 2019 merit increase guidance applicable to all employees was considered. After consideration the Committee decided to provide base salary adjustments above the Company’s average fiscal year 2019 raise percentage due to the Company’s strong performance in fiscal year 2019; the Committee also determined that these new salaries were in line with the competitive median of the Company’s peer group and the general industry market analysis.

The adjustments approved by the Compensation Committee became effective August 1, 2018.

Name	FY2018 Base Salary ($)	FY2019 Base Salary ($)	Percentage Change
J.P. London	652,500	680,000	4.2%
Kenneth Asbury	924,500	965,000	4.4%
John S. Mengucci	630,100	660,000	4.7%
Thomas A. Mutryn	534,200	555,000	3.9%
DeEtte Gray	550,000	570,000	3.6%

Fiscal Year 2019 Annual Incentives

Target Annual Incentives

Our annual incentive program is a cash incentive plan designed to motivate our executive officers to achieve pre-established quarterly and annual performance objectives. In establishing target annual incentives for fiscal year 2019, the Compensation Committee reviewed our NEOs’ total target cash compensation, including forecasted results of the LTIP, relative to our peers and made certain adjustments to more closely align our NEOs’ total target cash compensation to the Company’s peer group. The table below shows the fiscal year 2019 NEO target annual incentive levels that were approved by the Compensation Committee in June 2018.

For Dr. London, the Committee re-evaluated the annual incentive compensation for the Executive Chairman and Chairman of the Board position. The Committee reviewed the current responsibilities of the position as well as internal pay equity considerations and determined that a larger increase was warranted to his annual incentive plan to better align his annual incentive targets to his role within the Company. This was also validated against market data provided by the Committee’s compensation consultants.

ExeCutive Compensation

Name	FY2018 Target Annual Incentive ($)	FY2019 Target Annual Incentive ($)	FY2019 Percentage of Base Salary	Percentage Change
J.P. London	552,500	850,000	125%	53.8%
Kenneth Asbury	1,335,000	1,450,000	150%	8.6%
John S. Mengucci	942,000	975,000	148%	3.5%
Thomas A. Mutryn	520,000	540,000	97%	3.8%
DeEtte Gray	650,000	680,000	119%	4.6%

Design

The annual incentive plan has both annual and quarterly components to ensure that executives are focused on performance throughout the fiscal year. These components are described below:

Component	Determination
Annual

Established at the beginning of the fiscal year and may be modified by the Compensation Committee during the fiscal year due to changes in business conditions (e.g., acquisitions, major corporate events, etc.). During fiscal year 2019, no modifications were made.

Quarterly	Established at the beginning of the fiscal year and reviewed at the beginning of each quarter, with each quarter representing 10% of the annual incentive program for each NEO.

Fiscal Year 2019 Targets

At the beginning of each fiscal year, the Compensation Committee establishes the performance metrics applicable to the annual and quarterly components of the annual incentive program. The performance metrics are selected to incent the Company’s growth and support the interests of the Company’s shareholders and are applied to each executive based on their responsibilities. For fiscal year 2019, the Compensation Committee used the same performance metrics as fiscal year 2018 for our NEOs, as they determined the metrics were effective and properly incenting behavior:

Performance Metric	Purpose
NATP	NATP is the primary indicator of our performance that is controlled by us and is used as the primary incentive metric to ensure our executives’ focus on overall profitability.
EPS	EPS is a measure of profitability that is commonly used by our shareholders in evaluating our performance.
CACI Total Revenue

Revenue is our primary measure of growth which requires expansion of current business and the capture of new business. To incent organic growth, the Committee decided to evaluate whether to include acquired revenue in the measurement of this metric after the completion of each acquisition. For fiscal year 2019, CACI Total Revenue was computed in accordance with GAAP and included revenue from all acquisitions.

CACI Direct Labor

Direct labor is a measure of the amount of work performed by employees, as opposed to costs from other sources. It is also a measure of the quality of revenue, as increased direct labor can lead to organic growth and margin improvement.

ExeCutive Compensation

The following is a summary of the performance metrics applicable to each NEO for the annual and quarterly components of the annual incentive program.

Annual		Quarterly
Metrics	Weight	Metrics	Weight
EPS	50%	NATP	50%
CACI Total Revenue	30%	CACI Total Revenue	30%
CACI Direct Labor	20%	CACI Direct Labor	20%

After determining the appropriate performance metrics and weights applicable to the annual incentive program, the Compensation Committee establishes the target performance levels for each performance metric at the beginning of the fiscal year. The performance targets for each metric are established based on the Company’s five-year strategic plan, current business environment, review of the competitive market, historical performance against targets and the Company’s desire for growth.

Once performance targets are established for each performance metric, the Compensation Committee determines appropriate lower, or “Cut,” threshold levels for each metric and upper, or “Stretch,” threshold levels. For performance below Cut levels, no bonus is awarded. For performance at or above Cut levels, bonus payouts are prorated on a straight-line basis. For performance goals that represent profit metrics, bonus payouts for performance above Stretch levels are calculated as a percentage of the NEOs’ respective metric performance.  Total payment for the annual incentive program is capped at 250% of the target payout for each NEO.

The ranges between Cut, Target and Stretch thresholds are based upon multiple factors assessed by the Compensation Committee, including historical ranges and historical performance against Target, Cut, and Stretch thresholds. For fiscal year 2019, for NATP and EPS, the Committee set the Cut thresholds at 94% of Target and Stretch thresholds at 104% of Target. For CACI Total Revenue and Direct Labor, the Committee set the Cut thresholds at 96% of Target and Stretch thresholds at 104% of Target. The higher Cut threshold for Total Revenue and Direct Labor was set to incent management to achieve targets for organic growth, as a 94% threshold would have provided an incentive payout even for a reduction in performance compared to fiscal year 2018.

Fiscal Year 2019 Performance

Performance relative to each metric used in calculating our NEOs’ annual incentive payout is delineated below for fiscal year 2019 (in millions, except for EPS).

Annual Metrics	Target	Actual	Result
EPS	$9.53	$10.46	Above Stretch
CACI Total Revenue	$4,659	$4,986	Above Stretch
CACI Direct Labor	$1,353	$1,482	Above Stretch

Performance relative to each quarterly metric used in calculating our NEOs’ annual incentive payout is delineated below on a quarterly basis for fiscal year 2019 (in millions).

		CACI NATP ($)	CACI Total Revenue ($)	CACI Direct Labor ($)
Q1	Target	47.5	1,107	324.0
	Actual	78.8	1,166	345.2
	Result	Above Stretch	Above Stretch	Above Stretch

ExeCutive Compensation

Q2	Target	58.4	1,164	328.4
	Actual	68.6	1,182	347.2
	Result	At Stretch	Between Target and Stretch	Above Stretch
Q3	Target	65.6	1,173	344.3
	Actual	68.1	1,265	383.8
	Result	Between Target and Stretch	Above Stretch	Above Stretch
Q4	Target	72.4	1,215	356.7
	Actual	50.0	1,374	405.4
	Result	Below Cut	Above Stretch	Above Stretch

In consideration of the performance outlined above, the table below provides a summary of the annual incentives actually earned by our NEOs. The differences in the payouts as a percentage of target despite all NEOs having the same metrics is due to the impact of performing above Stretch for the NATP metric. Dr. London and Mr. Asbury receive 2.0% of the amount that NATP exceeds the Stretch level up to a total earned annual incentive of 250% of their target payout, and the other NEOs receive 1.5% of the amount that NATP exceeds the Stretch level up to a total earned annual incentive of 250% of their target payout.

Name	Total Target Annual Incentive ($)	Total Earned Annual Incentive ($)	Payout as a Percentage of Target
J.P. London	850,000	2,125,000	250%
Kenneth Asbury	1,450,000	3,154,000	218%
John S. Mengucci	975,000	2,195,000	225%
Thomas A. Mutryn	540,000	1,350,000	250%
DeEtte Gray	680,000	1,700,000	250%

Fiscal Year 2019 Long-Term Incentives

Performance-Based Restricted Stock Units (PRSUs)

A significant portion of our NEOs’ TDC is granted in the form of PRSUs that are designed to improve shareholder value and contribute to the growth and financial success of the Company. To receive any shares granted under the award, the Company must reach a minimum one-year EPS threshold. If the minimum threshold is met, then any earned shares are earned over a three-year performance period with the number of shares earned each year adjusted by the percentage growth or decline from the average stock price over the 90 calendar days immediately preceding the grant to the average stock price over the 90 calendar days immediately preceding the first, second and third anniversaries of the grant date, subject to an overall cap of 200% of the target number of PRSUs granted. Once earned, the shares vest ratably on the third and fourth anniversaries of the grant date. Below is a hypothetical example of how PRSUs are earned and vested:

ExeCutive Compensation

Grant: 3,000 Shares (all earned amounts assume 10% annual stock price growth)
One-Year Trigger	1st Grant Anniversary	2nd Grant Anniversary	3rd Grant Anniversary	4th Grant Anniversary
EPS Target Achieved	1,100 Earned	1,200 Earned	1,300 Earned
			1,800 Vest	1,800 Vest
EPS Target Not Achieved	N/A	N/A	N/A	N/A

The EPS threshold for fiscal year 2019 was set at $7.00. This was based on anticipated potential delays from new business awards compared to what was in the fiscal year 2019 plan, which was considered to be a realistic possibility given the dynamics of the government services industry.

During the annual review of the equity program, the Compensation Committee considered other formats, such as stock options, stock appreciation rights, non-performance-based RSUs, performance-based equity that leverages other financial metrics approved within the CACI 2016 Amended and Restated Incentive Compensation Plan, and performance-based equity based on relative performance metrics against a defined peer group or stock market index. Regarding the use of relative performance metrics, it was determined that the existing and anticipated turnover of companies in the competitive market due to acquisitions, spin-offs, privatization, new public offerings and other similar transactions made the measurement over a three-year period unfeasible at this time. Further, feedback from our investors in recent years about the potential usage of a stock market index for a relative performance metric indicated that such a metric would receive little support.

The Compensation Committee used market data provided by its compensation consultants to set the target value of equity for the NEOs. Based on this review, the Compensation Committee made certain adjustments to align our NEOs with the median of our peer group.

For Dr. London, the Committee re-evaluated the long-term incentive compensation for the Executive Chairman and Chairman of the Board position. The Committee reviewed the current responsibilities of the position as well as internal pay equity considerations and determined that a larger increase was warranted to his annual incentive plan to better align his annual incentive targets to his role within the Company. This was also validated against market data provided by the Committee’s compensation consultants.

Name	2018 Target Equity Value ($)	2019 Target Equity Value ($)	Percentage Change
J.P. London	1,100,000	1,575,000	43.2%
Kenneth Asbury	3,505,000	3,765,000	7.4%
John S. Mengucci	1,500,000	1,575,000	5.0%
Thomas A. Mutryn	1,100,000	1,100,000	—
DeEtte Gray	900,000	1,000,000	11.1%

Long-Term Incentive Plan (LTIP) (Cash)

The LTIP is a separate plan, independent of other incentive programs administered by the Compensation Committee.  The LTIP is a cash-based plan, designed to incent long-term growth and profitability, with performance metrics set at very challenging levels. The Compensation Committee has historically selected NATP and revenue as performance metrics for the LTIP to incent higher levels of long-term growth along these important metrics.

ExeCutive Compensation

The cash incentives under the LTIP are distributed at the end of a three-year period, with a third of the value earned on a one-year performance period, a third of the value earned on a cumulative two-year performance period and a third of the value earned on a cumulative three-year performance period that are each established at the time the target award is determined. Metrics are set for all three years at the time the plan is approved.

The Compensation Committee reviews the LTIP annually and has sole discretion for approving new plans and selecting participants for the plans. In fiscal year 2019, the Committee decided not to implement a new LTIP plan due to incentives that already existed from prior years’ plans. Plans approved in fiscal years 2017 and 2018 remained active in fiscal year 2019 with the metrics previously approved. Among the NEOs, Mr. Mengucci, Mr. Mutryn and Ms. Gray participated in one or both of the prior years’ LTIPs, which cover fiscal year 2019 performance.

At the conclusion of each fiscal year after grant, CACI’s performance against the metrics is measured. If both metrics are achieved, each participant would earn 100% of their LTIP potential for that year. If only NATP or revenue is achieved, only a portion of the annual potential would be earned. The performance metrics, weightings and targets for the 2019 performance periods for the 2017 LTIP and the 2018 LTIP are below (in millions). The NATP targets were increased from the original metrics to account for the impact of the TCJA that occurred during fiscal year 2018, so that participants would not unduly benefit from the increases to NATP that resulted from that legislation.

Metric	2017 LTIP: FY19 Period Target ($)	2018 LTIP: FY19 Period Target ($)	2017-2018 LTIP: Metric Weights
NATP	284.4	234.0	90%
Revenue	4,986	4,760	10%

Fiscal year 2019 performance relative to the 2017 LTIP and the 2018 LTIP is set forth below (in millions). For the 2017 LTIP plan, revenue performance was above the thresholds, resulting in 10% of the annual potential earned for each eligible participant. For the 2018 LTIP plan, performance was above both thresholds, resulting in 100% of the annual potential earned for each eligible participant

Metric	FY19 Results ($)	2017 LTIP FY19 Period Payout:	2018 LTIP FY19 Period Payout:
NATP	265.6	—	90%
Revenue	4,986	10%	10%

CEO Transition

On June 3, 2019, the Board appointed Mr. Mengucci to the position of President and Chief Executive Officer of the Company effective July 1, 2019. In connection with the appointment, the Board approved an employment agreement that provides for a base salary of $950,000 and an incentive bonus target, based upon achievement of Company profitability, revenue, and other operational goals, of $1,275,000. For information on severance arrangements extended to Mr. Mengucci in connection with his appointment as President and Chief Executive Officer as of July 1, 2019, see “Severance Agreements” below.

For information on the Supplemental Executive Retirement Plan (“SERP”) that was provided to Mr. Mengucci, see “Retirement Plans” below.

ExeCutive Compensation

Other Compensation Policies and Practices

Benefits and Executive Perquisites

All NEOs are entitled to receive a Company-provided automobile or an allowance to obtain an automobile. In fiscal year 2018 the Compensation Committee also approved a new benefit for Dr. London to receive a full-time car service; this benefit took effect during fiscal year 2019. All automobile benefits are fully taxable as ordinary income; no tax gross-up is provided.

All NEOs are also eligible for annual financial planning services. The value of these services is also fully taxable as ordinary income; no tax gross-up is provided.

In addition, we provide a $25,000 discretionary benefit allowance per calendar year to the President and Chief Executive Officer and to the Chairman of the Board and Executive Chairman. This allowance can be used for business or personal expenses. All personal benefit received from this allowance is fully taxable as ordinary income; no tax gross-up is provided.

Furthermore, Dr. London has a medical agreement that provides lifetime participation in the Company’s executive medical plan for him and his spouse to the extent permitted by law, with such participation on the same basis that existed just prior to any merger, consolidation, or change in control of the Company.

Executives are also permitted to participate in the Company’s other employee benefit plans on substantially the same terms as other employees. For example, the Company makes matching contributions to our 401(k) plan based on employee contributions, and executives receive the same benefit.

All amounts related to perquisites for NEOs are disclosed in column (i) of the Summary Compensation Table, along with details on their valuations.

Severance and Change in Control Benefits

The Company currently maintains severance agreements with all NEOs except for Ms. Gray, who fell under the Company’s general policy for executives during fiscal year 2019, which provided for six months’ salary upon involuntary separation without cause. The purpose of the agreements is to provide those executives with a degree of security and to mitigate concern that they might have regarding their continued employment prior to or following a change in control, thereby allowing the executive to focus their undivided attention to serving the interests of the Company and our shareholders. The Company believes that appropriate severance arrangements are necessary to attract and retain these key executives and are an important part of a competitive overall compensation program for the NEOs.

In the event of a change in control, the severance benefits are generally payable only upon a “double trigger,” meaning that severance benefits are triggered when an eligible executive is involuntarily terminated without cause by the Company or resigns for “good reason” within one year following a change in control. This “double trigger” provision was implemented to be consistent with good market practices. We believe this program encourages retention in the face of an actual or potential change in control and aligns executive and shareholder interests. Furthermore, the program allows top executives to review corporate transactions that are in the best interests of our shareholders without concern over whether the transactions may adversely impact the executive’s employment.

Per the terms of his employment agreement, Dr. London is entitled to severance benefits if he voluntarily terminates his employment for any reason within one year of a change in control; this term was negotiated in good faith with Dr. London in 2007 and was part of prior employment agreements, and the Compensation Committee has decided that new employment agreements will contain a “double trigger” provision as outlined in the preceding paragraph.

ExeCutive Compensation

All equity awards granted since 2010 have provided for “double trigger” vesting acceleration in the event of a change in control, under which vesting accelerates only upon a change in control and involuntary termination without cause or resignation for good reason within one year after the change of control.

The following separation terms also apply to the Company’s long-term incentive programs:

RSU Grants:

Grant recipients over age 62 as of July 1, 2008 (“grandfathered employees”) who retire at or above age 65 vest in all RSUs upon retirement unless the RSUs are still in the first year of their measurement period, in which case they are forfeited upon retirement. Non-grandfathered executives who retire at age 62 or older vest in a prorated portion of the RSUs based upon their number of months of service after the grant date divided by the full vesting timeframe; the numbers of RSUs received are still subject to the results of the performance conditions. A grantee terminated without cause is entitled to the same treatment as a non-grandfathered executive retiring at age 62 or older. Dr. London is the only grandfathered executive among the NEOs.

LTIP:

In the event of a change in control during the three-year performance period, participants will receive payment for bonuses earned for completed fiscal years as well as for the annual bonus potential for the current fiscal year at the time the change in control event is legally consummated and binding (subject to IRS regulations or other laws/regulations).

Calculations for various termination scenarios are included in the “Potential Payments on Termination or Change in Control” section of this proxy statement.

For information on severance arrangements extended to Mr. Mengucci in connection with his appointment as President and Chief Executive Officer as of July 1, 2019, see “Severance Agreements” below.

Retirement Plans

The Company offers a non-qualified deferred compensation plan to encourage employees to save for their retirement. Eligible employees, which include all NEOs, may elect to contribute up to 50% of their U.S. base salary and 100% of their U.S. bonuses and commissions to this plan on a pre-tax basis. The Company contributes 5% of all income over the compensation limit in section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “IRC”) to participants, subject to plan vesting conditions, and may make a supplemental discretionary contribution to a participant’s account in any amount it elects. No discretionary contributions were made in fiscal year 2019.

On June 3, 2019, the Company provided a SERP pursuant to Mr. Mengucci’s initial employment offer that provides certain benefits to offset the forfeiture of potential benefits from previous employment. Mr. Mengucci is the only active employee with a SERP. The SERP provides for annual, lifetime payments of $270,000 upon the voluntary or involuntary termination of Mr. Mengucci’s employment on or after December 1, 2022, unless such termination is for cause (as defined in Mr. Mengucci’s employment agreement) which would result in the forfeiture of all benefits under the SERP. Upon his death, a surviving spouse will receive annual, lifetime payments of $135,000. If Mr. Mengucci voluntarily terminates his employment other than for good reason prior to December 1, 2022, Mr. Mengucci will receive a pro rata portion of the payment amount based on his period of executive service beginning June 3, 2019. In the event of a Change of Control, Mr. Mengucci and a spouse will receive the full benefits payable under the SERP unless Mr. Mengucci is terminated for cause or voluntarily terminates his employment other than for good reason. The Company provides no other executive a SERP and does not currently anticipate doing so in the future.

Management Stock Purchase Plan

The Company offers a Management Stock Purchase Plan (“MSPP”) to promote the long-term growth and profitability of the Company by providing executives with incentives to improve shareholder value and to contribute to the growth and financial success of the Company. The MSPP also helps executives to meet their mandated stock ownership requirements. The Board believes that the MSPP serves these goals, encouraging executives to convert a higher

ExeCutive Compensation

percentage of their cash compensation into Company equity.

The MSPP provides for equity ownership in the Company by senior officers by allowing the voluntary deferral of up to 100% of the annual portion of their annual incentive plan compensation into RSUs. All deferred shares are bought at a discount of up to 15%, as determined annually by the Compensation Committee, of fair market value. The Company may grant matching awards in an amount not to exceed 25% of the participant’s deferrals and subject to such vesting or other restrictions or conditions as the Compensation Committee determines.

The amount of the discount to fair market value and matching grant is determined by the Compensation Committee no later than December 31st of the fiscal year in which the bonus is earned. During fiscal year 2019, the Compensation Committee approved a 15% discount with no matching.

The benefit provided from MSPP purchases for each NEO is listed in column (i) of the Summary Compensation Table.

Stock Ownership Requirements

The Compensation Committee maintains executive stock ownership requirements for senior officers to focus those executives on the long-term growth in value of the Company and to ensure they act as owners of the Company. The stock ownership requirements are based on a multiple of the executive’s salary as set forth below and the number of shares required to be held is determined annually based on the 90-day average stock price on July 1. The required multiple for each executive is reviewed annually by the Compensation Committee to ensure that it provides enough incentive to properly align the interests of senior management with those of our shareholders.

Until an executive meets the required number of shares, they are limited with respect to the number of shares they are allowed to sell, and are only allowed to sell one-half of the shares issued with respect to vested RSUs that remain after payment of taxes (standard practice is to sell a portion of shares that vest to cover the tax burden caused by the vesting); the other one-half that must be retained is used to determine the interim ownership requirement until the full number of shares is reached, with each successive vesting being added to the prior interim requirement in order to establish the new requirement.

Based on these requirements, the full number of shares required to be held by each of our NEOs, the multiple of each executive’s base salary full ownership would represent, and the requirement as of July 1, 2019 provided in the table below. The Compensation Committee believes these salary multiples are robust and above comparable peer levels.

Name	Full Share Requirement	Multiple of Salary	Requirement as of July 1, 2019
J.P. London	28,300	7x	28,300
Kenneth Asbury	45,800	8x	45,800
John S. Mengucci	27,300	7x	24,170
Thomas A. Mutryn	23,200	7x	23,200
DeEtte Gray	23,800	7x	2,952

Stockholdings are measured annually as of July 1st to determine compliance with the requirements, which are based upon the prior year’s level plus one-half of all vested restricted stock and/or restricted stock units after taxes are withheld since the prior July 1st. Only fully owned shares count in the measurement; unvested restricted stock and restricted stock units do not count, nor do any other unvested and/or unexercised instruments.

To encourage compliance, a noncompliant senior officer is required to participate in the MSPP with 100% of the

ExeCutive Compensation

annual portion of his or her annual incentive plan compensation being applied to acquire RSUs until such time that he or she meets the required holding level.

All NEOs are in compliance with their respective stock ownership requirements as of July 1, 2019.

The Company has not adopted a formal policy regarding the ability of employees or directors to purchase financial instruments or otherwise engage in transactions that hedge or offset any decrease in the value of the Company’s shares. The Company does require pre-approval of any transaction related to the Company’s securities by the Company’s executive officers and directors.

Compensation Clawback Policy

We maintain a formal “clawback” policy for incentive awards that is broader in its reach than that imposed by Section 304 of the Sarbanes-Oxley Act (SOX). The policy was adopted in fiscal year 2010 and covers incentive awards to “officers” (as defined in Section 16 of the Exchange Act). Under the policy, in the event of a restatement of previously reported financial results, the Compensation Committee may require reimbursement of the incremental portion of incentive awards paid to executive officers in excess of the awards that should properly have been paid based on the restated financial results.

The Compensation Committee is monitoring this policy to ensure that it remains consistent with applicable laws, including emerging requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Impact of Regulatory Requirements

The Compensation Committee seeks regular updates on changes in regulations affecting compensation and how they impact executive compensation. The Compensation Committee considers applicable regulatory requirements when making compensation decisions and seeks to ensure that Company compensation plans continue to meet such requirements.

Prior to its amendment by the TCJA, which was enacted December 22, 2017, section 162(m) of the IRC (“Section 162(m)”), disallowed a tax deduction to public companies for compensation paid in excess of $1 million to “covered employees” under Section 162(m). Prior to this amendment, there was an exception to this $1 million limitation for performance-based compensation if certain requirements were met. The Compensation Committee has historically designed its compensation programs based on its belief that a substantial portion of the compensation payable to NEOs should be based on the achievement of performance-based targets or otherwise be designed with the intent that such compensation qualifies as deductible performance-based compensation under Section 162(m).

As in prior years, the Compensation Committee will continue to take into account the tax and accounting implications (including with respect to the expected lack of deductibility under the revised Section 162(m)) when making compensation decisions, but reserves its right to make compensation decisions based on other factors if the Compensation Committee determines that it is in the Company’s best interests to do so.  Further, taking into account the elimination of the exception for performance-based compensation, the Compensation Committee may determine to make changes or amendments to the Company’s existing compensation programs in order to revise aspects of our programs that were initially designed to comply with Section 162(m) but that may no longer provide the intended tax advantages.

Risk Assessment

The Company performs an annual assessment of the Company’s overall compensation risk profile. The Compensation Committee also engages FW Cook to review the assessment of the Company’s executive and non-executive compensation programs.

ExeCutive Compensation

As a part of this risk assessment, the Company has made the following findings about CACI’s compensation programs:

•

the Board and the Compensation Committee exercise close oversight over the performance measures utilized by the annual incentive plan and the long-term incentive plans, which in combination serve to balance short-term and long-term performance requirements and enhance shareholder value;

•

the performance objectives of the plans are linked such that achievement of annual incentive plan measures serves to enhance the performance of the Company while also supporting the goals established for the LTIP;

•	the balance of total compensation is more heavily weighted to long-term incentives, and increasing the stock price over the long-term provides the maximum incentive value; and
•

the Company has a rigorous system of internal controls designed to prevent any individual employee from creating adverse material risk in pursuit of short- or long-term compensation.  For example, the Board must approve all capital outlays of $10 million or more, as well as all acquisitions and divestitures of $5 million or more.

Based on these analyses, the Compensation Committee believes that the Company’s compensation programs do not encourage excessive risk-taking.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for the fiscal year ended June 30, 2019. Based upon such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis for the fiscal year ended June 30, 2019 be included in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Charles P. Revoile, Chair

Michael A. Daniels

William L. Jews

Gregory G. Johnson

James L. Pavitt

Executive Compensation Tables

Summary Compensation Table for Fiscal Year 2019

The following table summarizes the compensation of the NEOs for the fiscal years 2019, 2018 and 2017. Annual compensation includes amounts awarded to, earned by, or paid to the Company’s Chief Executive Officer, Chief Financial Officer, and the three other highest paid executive officers, including amounts deferred at an Executive Officer’s election.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
J.P. London Chairman of the Board and Executive Chairman	2019	680,870	—	1,575,249	2,125,000	393,354	4,774,473
	2018	650,658	—	1,099,351	1,381,250	254,135	3,385,394
	2017	627,333	—	934,788	726,045	200,161	2,488,327
Kenneth Asbury Former President and Chief Executive Officer	2019	968,637	—	3,765,042	3,154,038	241,540	8,129,257
	2018	921,883	—	3,504,468	2,529,694	165,719	7,121,764
	2017	888,750	—	3,299,461	1,511,841	129,990	5,830,042
John S. Mengucci President and Chief Executive Officer; Former Chief Operating Officer	2019	715,027	—	1,575,249	3,227,853	305,676	5,823,795
	2018	628,325	—	6,499,953	4,327,137	178,649	11,634,064
	2017	605,933	—	1,449,924	1,999,747	128,969	4,184,473
Thomas A. Mutryn Executive Vice President, Chief Financial Officer and Treasurer	2019	593,026	—	1,100,025	1,920,000	272,849	3,885,900
	2018	532,692	—	1,099,351	2,658,000	158,817	4,448,860
	2017	513,583	—	1,099,820	1,130,578	124,199	2,868,180
DeEtte Gray	2019	581,161	—	1,000,022	2,350,000	125,215	4,056,398
President of U.S. Operations	2018	550,000	—	900,581	2,047,200	56,755	3,554,536
	2017	45,833	250,000	1,700,078	—	—	1,995,911
(1)	Amounts reported in the Salary column represent base salary earned in fiscal years 2019, 2018, or 2017.
(2)	The Company made a $250,000 sign-on bonus to Ms. Gray in fiscal year 2017. The Company did not make any other non-performance-based bonus payments to any NEOs in fiscal years 2019, 2018, or 2017.
(3)

The amounts reported in the Stock Awards column represent the aggregate grant date fair value of each restricted stock unit granted during such year, as computed in accordance with ASC 718.  See Note 21 of the Company’s audited financial statements for the fiscal year ended June 30, 2019, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 21, 2019.  RSUs awarded to all NEOs were in the form of performance-based RSUs. The grant date fair value of Mr. Mengucci’s November 28, 2017 grant was equal to the closing stock price on that day ($129.85).  The grant date fair value of all other PRSU awards was calculated using the Monte Carlo simulation method.  With the exception of Mr. Mengucci’s November 28, 2017 grant which is based on the Company's EPS performance in the year ended June 30, 2019, the PRSUs granted are based on the following: Based on the Company’s performance during the year ended June 30, 2019 and the Company’s stock price for the 90 day period ended October 1, 2019 as compared to the stock price for the 90 day period ended October 1, 2018, the award is currently at 117% of the target award; if we achieve maximum performance conditions for this grant (200% of the target amount of PRSUs due to growth in the Company’s stock price), then the cash value of the resulting awards would be 346% of the amounts shown in the table. Based on the Company’s performance during the year ended June 30, 2018 and the Company’s stock price for the 90 day period ended September 15, 2019 and September 15, 2018 as compared to the stock price for the 90 day period ended September 15, 2017, the award is currently at 155% of the target award; if we achieve maximum performance conditions for this grant (200% of the target amount of PRSUs due to growth in the Company’s stock price), then the cash value of the resulting awards would be 332% of the amounts shown in the table. Based on the Company’s performance during the year ended June 30, 2017 and the Company’s stock price for the 90-day period ended September 30, 2019, September 30, 2018 and September 30, 2017 as compared to the stock price for the 90-day period ended September 30, 2016. The PRSUs granted in fiscal year 2017 resulted in 183% of the target award level

(4)

Amounts reported in the Non-Equity Incentive Plan Compensation column represent performance-based incentive compensation earned in fiscal years 2019, 2018, or 2017.  Mr. Mengucci’s, Mr. Mutryn’s, and Ms. Gray’s Non-Equity Incentive Plan Compensation includes amounts earned under the LTIP that will be paid in fiscal years 2019 and 2020. For more information regarding these awards and the amounts thereof, see “Compensation Discussion and Analysis – Fiscal Year 2019 Annual Incentives” and “- Fiscal Year 2019 Long-Term Incentives – Long Term Incentive Plan (LTIP)(Cash).”

COMPENSATION TABLES

(5)	The table below describes the elements included in All Other Compensation:

Name	Non-Qualified Deferred Compensation Contribution(a) ($)	Vacation Sold Back to Company(b) ($)	Long-Term Care Premiums(c) ($)	401(k) Match(d) ($)	MSPP Discount(e) ($)	Perquisites(f) ($)
Dr. London	115,157	180,886	7,949	8,250	—	81,112
Mr. Asbury	181,119	—	4,165	8,250	—	48,006
Mr. Mengucci	215,368	79,653	—	8,250	—	2,405
Mr. Mutryn	137,146	79,270	3,524	8,250	—	44,659
Ms. Gray	99,190	—	—	8,250	—	17,775
(a)	Represents the Company’s contribution, net of forfeitures, of 5% on compensation in excess of the limit provided in IRC section 401(a)(17), which limit may be adjusted annually.
(b)	Represents cash-out of vacation accrual balance.
(c)	Represents premiums paid by the Company for a long-term care insurance policy.
(d)	50% Company match of the first 6% of contributions by the executive officer under the Company’s 401(k) plan (401(k) Match).
(e)	Value of discount granted under the Company’s Management Stock Purchase Plan by giving a discount on the stock price at the grant date (15% for fiscal year 2019).

(f)For Dr. London includes a perquisite allowance of $25,000, tax and investment services of $19,952 and automobile expenses of $36,160.

For Mr. Asbury includes automobile expenses of $33,006 and tax and investment services of $15,000.

For Mr. Mengucci includes automobile expenses of $2,405.

For Mr. Mutryn includes automobile expenses of $24,598 and tax and investment services of $20,061.

For Ms. Gray includes automobile expenses of $3,633 and tax and investment services of $14,142.

Grants of Plan-Based Awards for Fiscal Year 2019

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)(3)	Target ($)	Maximum ($)	Threshold (#)(3)	Target (#)	Maximum (#)	and Option Awards ($)(4)
Dr. London
Bonus	N/A	235,000	850,000	2,125,000	—	—	—	—
Performance RSUs	10/1/2018	—	—	—	—	7,372	14,744	1,575,249
Mr. Asbury
Bonus	N/A	400,000	1,450,000	3,625,000	—	—	—	—
Performance RSUs	10/1/2018	—	—	—	—	17,620	35,240	3,765,042
Mr. Mengucci
Bonus	N/A	270,000	975,000	2,437,500	—	—	—	—
Performance RSUs	10/1/2018	—	—	—	—	7,372	14,744	1,575,249
Mr. Mutryn
Bonus	N/A	150,000	540,000	1,350,000	—	—	—	—
Performance RSUs	10/1/2018	—	—	—	—	5,148	10,296	1,100,025
Ms. Gray(5)
Bonus	N/A	187,000	680,000	1,700,000	—	—	—	—
Performance RSUs	10/1/2018	—	—	—	—	4,680	9,360	1,000,022
(1)

These amounts represent potential payouts under the 2019 incentive plan.  For performance above Stretch, NEOs are entitled to additional bonus payouts calculated as a percentage of the Company’s NATP above Stretch, up to a cap of 250% of the Target amount.  Actual payouts earned are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	These amounts represent PRSU grants to NEOs in fiscal year 2019.
(3)	There are no threshold performance levels for the PRSU grants to NEOs in fiscal year 2019, as described in the Compensation Discussion and Analysis.
(4)	Amounts represent the grant date fair value of the stock awards granted to the named executive officer during fiscal year 2019 determined pursuant to ASC 718.

COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year-End

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dr. London	9/18/2015	9,801	(2)	2,005,187	—	—
	9/30/2016	14,504	(3)	2,967,373	—	—
	9/15/2017	8,220	(4)	1,681,730	2,398	490,607
	10/1/2018	7,785	(5)	1,592,733	4,915	1,005,492
Mr. Asbury	9/30/2016	51,190	(3)	10,472,962	—	—
	9/15/2017	26,204	(4)	5,361,076	7,640	1,563,068
	10/1/2018	18,607	(5)	3,806,806	11,747	2,403,251
Mr. Mengucci	2/27/2012	4,989	(6)	1,020,700	—	—
	9/18/2015	15,249	(2)	3,119,793	—	—
	9/30/2016	22,496	(3)	4,602,457	—	—
	9/15/2017	11,216	(4)	2,294,681	3,270	669,009
	11/28/2017	38,506	(8)	7,877,943	—	—
	10/1/2018	7,785	(5)	1,592,733	4,915	1,005,492
Mr. Mutryn	9/18/2015	11,985	(2)	2,452,011	—	—
	9/30/2016	17,064	(3)	3,491,124	—	—
	9/15/2017	8,220	(4)	1,681,730	2,398	490,607
	10/1/2018	5,437	(5)	1,112,356	3,432	702,153
Ms. Gray	6/5/2017	4,580	(7)	937,022	—	—
	9/15/2017	6,734	(4)	1,377,709	1,964	401,815
	10/1/2018	4,942	(5)	1,011,084	3,120	638,321
(1)	Based on the $204.59 closing price of the Company's stock on June 28, 2019.
(2)

Stock awards granted on September 18, 2015 contained performance conditions whereby the number of units vesting depended upon the Company's financial performance for the year ended June 30, 2016 and the Company's stock price for the 90-day period ended September 18, 2016, September 18, 2017, and September 18, 2018 as compared to the 90-day period ended September 18, 2015.  The stock awards vested as follows:  50% on September 18, 2018 and 50% on September 18, 2019; the amounts in this column reflect only the number of shares that were unvested at fiscal year-end.

(3)

Stock awards granted on September 30, 2016 contain performance conditions whereby the number of units vesting depended upon the Company's financial performance for the year ended June 30, 2017 and the Company's stock price for the 90-day period ended September 30, 2017, September 30, 2018, and September 30, 2019 as compared to the 90-day period ended September 30, 2016.  The amounts in this column reflect the actual number of shares earned through September 30, 2019.  The stock awards vest as follows:  50% on October 1, 2019 and 50% on October 1, 2020.

(4)

Stock awards granted on September 15, 2017 contain performance conditions whereby the number of units vesting depended upon the Company's financial performance for the year ended June 30, 2018 and the Company's stock price for the 90-day period ended September 15, 2018, September 15, 2019, and September 15, 2020 as compared to the 90-day period ended September 15, 2017.  The amounts in this column reflect the actual number of shares earned through September 15, 2019; the actual number of shares earned will be determined after September 15, 2020.  The stock awards vest as follows:  50% on October 1, 2020 and 50% on October 1, 2021.

(5)

Stock awards granted on October 1, 2018 contain performance conditions whereby the number of units vesting depends upon the Company's financial performance for the year ended June 30, 2019 and the Company's stock price for the 90-day period ended October 1, 2019, October 1, 2019, and October 1, 2020 as compared to the 90-day period ended October 1, 2017.  The amounts in this column reflect the actual number of shares earned through October 1, 2019; the actual number of shares earned will be determined after October 1, 2021.  The stock awards vest as follows:  50% on October 1, 2021 and 50% on October 1, 2022.

(6)

Stock awards granted on February 27, 2012, that had not vested as of June 30, 2019 vest as follows:  1,663 shares on February 26, 2020; 1,663 shares on February 26, 2021; and 1,663 shares on February 26, 2022.

(7)	Stock awards granted on June 5, 2017 that had not vested as of June 30, 2019 vest as follows:4,580 shares on June 5, 2020.

COMPENSATION TABLES

(8)

Stock awards granted on November 28, 2017 contained performance conditions whereby the number of units vesting depended upon the Company's financial performance for the year ended June 30, 2019.  The stock awards vest as follows: 12,835 shares vest on November 28, 2019; 12,835 shares vest on November 28, 2020; and 12,836 shares vest on November 28, 2021.

Option Exercises and Stock Vested for Fiscal Year 2019

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Dr. London	17,264	3,355,699
Mr. Asbury	—	—
Mr. Mengucci	27,453	5,313,246
Mr. Mutryn	21,648	4,208,177
Ms. Gray	4,579	935,993
(1)	These amounts are equal to the closing price of our common stock on the NYSE on the applicable vesting date multiplied by the number of shares vested on that date.

Pension Benefits for Fiscal Year 2019

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year
Dr. London	N/A	N/A	N/A	N/A
Mr. Asbury	N/A	N/A	N/A	N/A
Mr. Mengucci	Supplemental Executive Retirement Plan	<1	75,122	—
Mr. Mutryn	N/A	N/A	N/A	N/A
Ms. Gray	N/A	N/A	N/A	N/A
(1)

Mr. Mengucci’s SERP provides for annual, lifetime payments of $270,000 upon the voluntary or involuntary termination of Mr. Mengucci’s employment on or after December 1, 2022, unless such termination is for cause (as defined in Mr. Mengucci’s employment agreement) which would result in the forfeiture of all benefits under the SERP. The Present Value of Accumulated Benefits has been calculated as of June 30, 2019, using the guidelines contained in ASC 715 - Compensation – Retirement Benefits.

Non-Qualified Deferred Compensation for Fiscal Year 2019

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Dr. London	11,790	115,157	490,910	—	8,422,837
Mr. Asbury	29,228	181,119	46,956	—	707,360
Mr. Mengucci	208,856	215,368	33,300	—	1,064,598
Mr. Mutryn	157,445	137,146	60,769	—	1,530,482
Ms. Gray	110,000	99,190	3,436	—	524,224
(1)	Executive contributions are included in the Salary and Non-Equity Incentive Plan Compensation columns in the Summary Compensation Table.
(2)	Company contributions are included in the All Other Compensation column of the Summary Compensation Table.
(3)

There were no above-market or preferential earnings on deferred compensation in fiscal year 2019; accordingly, no portion of the amounts in the Aggregate Earnings column are reported as compensation in the Summary Compensation Table.

(4)

Certain amounts in the Aggregate Balance at Last Fiscal Year End column (excluding amounts for fiscal year 2019) were previously reported in the Summary Compensation Table in the Salary and Non-Equity Incentive Plan Compensation columns (in the case of executive contributions) or in the All Other Compensation column (in the case of company contributions).  The amounts previously reported as executive and Company contributions were as follows: (i) Dr. London, $1,541,826 and $1,006,880; (ii) Mr. Asbury, $49,590 and $393,931 (iii) Mr. Mengucci, $329,990 and $255,067 (iv) Mr. Mutryn, $486,811 and $400,801; and (v) Ms. Gray, $269,926 and $46,058.

COMPENSATION TABLES

CEO Pay Ratio

In accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the ratio of the annual total compensation of our President and Chief Executive Officer (CEO) during fiscal year 2019 (Mr. Asbury) to the annual total compensation of our median employee was computed to be 77 to 1 for fiscal year 2019, based on the methodology described below.

As of June 30, 2019, our total employee population consisted of approximately 21,100 individuals, including our CEO. We compared the annual base salary or wages of all employees, with the exception of Mr. Asbury, as reflected in our human resources systems of record; as part of this process we annualized compensation of any employees who were employed of less than the full fiscal year, but we did not annualize the compensation for employees in temporary or seasonal positions or make full time equivalent adjustments for part-time employees. This measure was consistently applied to all individuals in the measured employee population to identify our “median employee.”

We then calculated the annual total compensation of the median employee for fiscal year 2019 using the same methodology we used for purposes of determining the annual total compensation of our CEO in the Summary Compensation Table. This yielded compensation for the median employee of $105,607.

The annual total compensation of Mr. Asbury, as reported in the Summary Compensation Table above, was $8,129,257. The ratio of the annual total compensation of Mr. Asbury to the compensation of the median employee was then computed, yielding the final result of 77 to 1. We believe this is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We note that, in determining the employees from which the median employee is identified, SEC rules permit companies to use statistical sampling, reasonable estimates and other reasonable methods. As a result, the pay ratios reported by other companies may have been calculating using methodologies, exclusions and estimates that differ from the ones we used to calculate our pay ratio. Accordingly, our pay ratio may not be directly comparable to the pay ratios of other companies.

Severance Agreements

We have severance agreements with each of our NEOs other than Ms. Gray. No changes have been made to these agreements since the beginning of fiscal year 2019, with the exception of Mr. Mengucci, whose revised agreement is described in more detail below.

The term of each NEO’s severance agreement is one year with automatic one-year extensions thereafter (except for the agreement provided to Mr. Asbury, which was three years with automatic one-year extensions thereafter), unless the Company provides written notice of the Company’s intent to amend the Company’s severance policy with respect to its senior executives and to apply the amended policy to the executive. In the event the Company provides such notice to the executive, agreements expire by their terms at the end of the full-term year that begins on the next July 1st following the date such notice is received by the executive officer.

Per the terms of the agreements, each executive’s employment may be terminated by the Company without a separation payment of any kind in the event of death or a termination for cause as determined by the Board.

In the event of a termination by the Company for disability, the Company is generally required to provide 30 days’ notice, and pay any incentive compensation earned but unpaid as of the date of termination for any fiscal year prior to the year in which such termination occurs.

In the event of termination without cause by the Company or resignation for “good reason” by the executive, as defined in the agreements, the Company will pay a severance payment equal to a specified number of months of the executive’s base salary, prorated cash incentive compensation payments otherwise payable under the executive’s incentive compensation plan for the fiscal year of termination, and continued participation in the Company’s health care plan for a defined period of time. Further, for unvested stock grants, the terms of the grant agreements entitle the recipient

COMPENSATION TABLES

to receive a prorated portion of the unvested stock based upon the number of full months of service divided by the total vesting timeframe. When the executive’s resignation is not associated with a change in control, “good reason” is defined as (i) a material reduction in the executive’s total compensation and benefit opportunity (other than a reduction made by the Board, acting in good faith, based upon the performance of the executive, or to align the compensation and benefits of the executive with that of comparable executives, based on market data); or (ii) a substantial adverse alteration in the conditions of the executive’s employment.

In the event of a termination without cause or resignation for “good reason” within one year after the effective date of a change in control, the agreements provide that the Company will pay similar termination payments as in the preceding paragraph but require the executive’s base salary to be paid for a higher number of specified months and a specified payment based on the average incentive compensation earned by the executive for the five fiscal years immediately preceding the termination (except that in Dr. London’s case, he is also entitled to such termination payment if he voluntarily terminates his employment for any reason within one year following a change in control). Further, in the event of a termination without cause or resignation for “good reason” within one year after the effective date of a change of control, the terms of the grant agreements entitle the recipients to receive all of their unvested stock. In the event of a change in control, “good reason” is defined as (i) a substantial adverse alteration in the nature or status of the executive’s position or responsibilities from those in effect on the day before the change in control date; or (ii) a change in the geographic location of the executive’s job by more than 50 miles from the place at which such job was based on the day before the change in control date.

The table below delineates the benefits upon separation for each NEO with an agreement in fiscal year 2019 under the scenarios as described above:

	London	Asbury	Mutryn	Mengucci
Salary Multiple: Termination for Good Reason or Involuntary Termination Without Cause	1.5x	2x	1x	1x
Salary Multiple: Upon Change in Control and Termination for Good Reason (or, in the case of Dr. London, any reason) or Involuntary Termination Without Cause	3x	2x	2x	2x
Bonus Multiple: Upon Change in Control and Termination for Good Reason or Involuntary Termination Without Cause (average annual payment for last five years)	2x	2x	1.5x	1.5x

The agreements for Dr. London and Mr. Mutryn include partial protection against excise taxes payable under IRC section 280G in the event of termination only after a change in control (a one-time payment of two-thirds of the excise tax to the executive up to a limit of $500,000). Since these agreements were put in place in 2007, the Compensation Committee decided not to include this term in any new agreements, and it is therefore not included in the agreements with other executive officers.

The agreements also restrict each executive officer’s rights to compete with the Company or to offer employment to Company employees following termination.

Effective July 1, 2019, in connection with his appointment as President and Chief Executive Officer, Mr. Mengucci entered into an employment agreement that provides that in the event of a termination (by the Company without cause or by resignation for “good reason”), Mr. Mengucci will receive a severance payment equal to 24 months base salary, continued coverage under the Company’s health care plan for a one-year period, and any bonus amounts due to him that would otherwise be payable under the annual incentive program for the fiscal year of termination. If a termination event occurs within 180 days prior to or one year following a change of control of the Company, Mr. Mengucci will receive a termination payment equal to 24 months base salary, continued participation in the Company’s health care coverage for a one-year period, and two times his average bonus payments for the five fiscal years immediately preceding the termination, and any bonus amounts due to him that would otherwise be payable under the annual incentive program for the fiscal year of termination.

COMPENSATION TABLES

In the event of a termination of employment, Ms. Gray will receive severance in accordance with the Company’s policies. For Ms. Gray’s position, this policy provides for six month’s salary upon involuntary separation without cause.

Calculations for various termination scenarios are included in the “Potential Payments on Termination or Change in Control” section below.

Potential Payments on Termination or Change in Control

The table below reflects the amount of compensation payable to each NEO upon termination of employment under various termination scenarios. The tables show the amount of compensation payable to each NEO upon voluntary termination (other than for “good reason”) or retirement not in connection with a change in control, upon termination by the Company without cause or by the NEO for “good reason” other than in connection with a change in control, and upon termination by the Company without cause or by the NEO for “good reason” (or, in the case of Dr. London, any reason) following a change in control. The amounts shown assume, for illustrative purposes, that such termination was effective as of June 30, 2019, and therefore include amounts earned through such date, and are estimates of the amounts which would be paid to the NEOs upon termination. The actual amounts to be paid can be determined only at the time of the actual separation from the Company.

Name	Total Cash Severance ($)(1)	Value of Continuation of Benefits ($)(2)	Value of Employee Non-qualified Retirement Contributions ($)(3)	Value of Company Non-qualified Retirement Contributions ($)(4)	Value of Unvested Equity Awards ($)(5)	Value of 280G Excise Tax Partial Protection ($)(6)	Total ($)
Separation Payment in event of Termination without “Good Reason” or Retirement not in connection with a Change in Control
Dr. London	—	185,772	6,741,125	1,666,440	7,503,543	N/A	16,096,879
Mr. Asbury	—	—	103,871	579,877	10,976,049	N/A	11,659,797
Mr. Mengucci	—	—	555,784	567,914	—	N/A	1,123,698
Mr. Mutryn	—	—	944,599	574,642	5,744,887	N/A	7,264,128
Ms. Gray	—	—	368,615	35,830	—	N/A	404,445
Separation Payment in event of Termination for “Good Reason” or Without Cause by Company not in connection with a Change in Control
Dr. London	1,020,000	185,772	6,741,125	1,666,440	7,503,543	N/A	17,116,879
Mr. Asbury	1,930,000	24,805	103,871	579,877	10,976,049	N/A	13,614,602
Mr. Mengucci	3,349,800	6,653	555,784	567,914	11,772,927	N/A	16,253,078
Mr. Mutryn	2,043,000	24,795	944,599	574,642	5,744,887	N/A	9,331,924
Ms. Gray	285,000	—	368,615	35,830	1,355,204	N/A	2,044,649
Separation Payment in event of Termination for “Good Reason” or Without Cause by Company following a Change in Control(7)
Dr. London	4,271,112	185,772	6,741,125	1,666,440	10,588,760	—	23,453,208
Mr. Asbury	6,083,842	24,805	103,871	579,877	25,947,741	N/A	32,740,135
Mr. Mengucci	7,297,673	6,653	555,784	567,914	23,172,273	N/A	31,600,297
Mr. Mutryn	4,421,112	24,795	944,599	574,642	10,714,992	—	16,680,140
Ms. Gray	2,343,161	—	368,615	143,318	5,033,119	N/A	7,888,213
(1)

For Messrs. Mengucci and Mutryn and Ms. Gray, this also includes the annual bonus potential for the 2017 and 2018 LTIP, as applicable, in accordance with the terms of those plans. For the Separation Payment following a Change in Control, includes incentive plan amounts earned but not yet paid for fiscal year 2019 for all NEOs.

(2)

Assumes that Dr. London is entitled to receive lifetime medical benefits as previously described, and that Messrs. Asbury, Mengucci, and Mutryn are entitled to receive continuation of health benefits following the date of separation for reasons other than voluntary termination or retirement. For Dr. London, the table value therefore represents the present value (using a discount rate of 2.48%) of continued current medical, dental, and vision insurance coverage less the estimated portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payments over Dr. London’s expected life span (based upon IRS Life Expectancy Tables). For Messrs. Asbury, Mengucci, and Mutryn, the table value represents the total values of continued current medical, dental, and vision insurance coverage over the duration of the coverage period, less the executive’s current portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payment.

(3)	Represents the value of monies deferred into the non-qualified retirement plan during employment, plus investment gains and losses, that would be payable upon termination.
(4)

Represents the value of all Company contributions paid into the non-qualified retirement plan on behalf of the executive officer during employment that would be payable upon termination. For Mr. Mengucci, this also includes the present value of benefits accrued through

COMPENSATION TABLES

June 30, 2019 under his SERP. In the event of termination for “Good Reason” or without cause within one year after the effective date of a Change in Control, all unvested Company contributions would vest.

(5)

Based on the number of RSUs that would vest and the terms of RSU grants as described in the “Severance and Change in Control Benefits” section, multiplied by the closing price per share of the Company’s common stock as of June 30, 2019. For the performance-based grants made in September 2016, September 2017, and October 2018, the maximum number of RSUs for which the measurement periods were not complete would result upon a change in control.

(6)

As described above under “Severance Agreements,” two named executive officers have legacy entitlements to partial protection against IRC section 280G excise taxes in the event of termination after a change in control. Specifically, their severance agreements provide for a one-time payment to the executive equal to the lesser of two-thirds of the excise tax to the executive and $500,000. Based on the assumptions used in the preparation of the table, no payments would be due to the executives under this termination scenario.

(7)

Assumes that the executive officer resigned for “good reason” or was terminated without cause within one year after a change in control. Dr. London is entitled to this payment if he voluntarily terminates his employment for any reason within one year after a change in control. Ms. Gray would be entitled to the cash severance only upon termination without cause by the Company.

Director Compensation

Summary

The Compensation Committee evaluates the compensation and form of compensation for non-employee directors annually. As a part of this process, the Compensation Committee reviews general market data for director compensation as well as director compensation data from the Company’s peer group, the same group used for our executive compensation review, including cash compensation, equity compensation and stock ownership requirements. The Compensation Committee also considers input from FW Cook, the third-party compensation consultant retained by the Compensation Committee, regarding market practices for director compensation.  The Compensation Committee intends to set director compensation levels at or near the market median relative to directors at companies of comparable size, industry, and scope of operations in order to ensure directors are paid competitively for their time commitment and responsibilities. As a result, non-employee director compensation generally approximates the market median and is periodically adjusted to maintain alignment with market practices. The Compensation Committee intends to continue to conduct director compensation reviews annually.

Each non-employee director is compensated according to the following arrangements for his or her service as a director, including participation in meetings of the full Board and the committee(s) of which he or she is a member:

Equity Compensation (Members)	Annual Retainer(1)
Board	$150,000

Cash Compensation (Chairs)*	Annual Retainer
Lead Independent Director	$60,000
Audit	$10,000
Compensation	$10,000
Corporate Governance and Nominating	$10,000
Culture, Character, Integrity, and Ethics	$4,000
Executive(2)	N/A
Investor Relations	$4,000
Security and Risk Assessment	$4,000
Strategic Assessment	$4,000
* In addition to amounts received as member
Cash Compensation (Members)	Base(3)	Additional In-person Meetings	Additional Teleconference Meetings
Board	$75,000	$2,000	$500
Audit	$10,000	$1,500	$500
Compensation	$10,000	$1,500	$500
Corporate Governance and Nominating	$10,000	$1,500	$500
Culture, Character, Integrity, and Ethics	$6,000	$1,500	$500
Executive(2)	N/A	$1,500	N/A
Investor Relations	$6,000	$1,500	$500
Security and Risk Assessment	$6,000	$750	$500
Strategic Assessment	$6,000	$1,500	$500
(1)

Equity grants are made in the form of RSUs expressed as a dollar value, in an amount established from time to time by the Compensation Committee. Such RSU awards are made on the date of the Annual Meeting of Shareholders at which time such election occurs, based on the closing price per share of the Company’s common stock on that date. Under the Company’s Director Stock Purchase Plan (DSPP), Directors may also elect to receive RSUs in lieu of up to one hundred percent of their annual cash retainer, with such election to be made prior to the commencement of the effective calendar year. The number of RSUs is based on the fair market value of the stock on the date of issuance.

(2)	Members of the Executive Committee are compensated on a per meeting basis.
(3)	The base number of meetings for the Board and each applicable committee is up to 4 meetings per Fiscal Year.

DIRECTOR COMPENSATION

Dr. London and Mr. Asbury received no separate compensation for their service as directors, except that they were eligible to be reimbursed for incurred expenses associated with attending meetings of the Board and its committees, such as when meetings were conducted at offsite locations.

The following table summarizes the compensation information for each of our non-employee directors for fiscal year 2019.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Michael A. Daniels	123,500	150,000	273,500
James S. Gilmore III(2)	96,750	150,000	246,750
William L. Jews	124,000	150,000	274,000
Gregory G. Johnson	118,500	150,000	268,500
James L. Pavitt	128,500	150,000	278,500
Warren R. Phillips	192,500	150,000	342,500
Debora A. Plunkett	111,500	150,000	261,500
Charles P. Revoile	136,000	150,000	286,000
William S. Wallace	123,500	150,000	273,500
(1)

The amounts represent the aggregate grant date fair value computed in accordance with ASC 718 for awards of stock in fiscal year 2019 under the terms of the Company's 2016 Stock Incentive Plan. The grant date fair value per share is the closing price for the Company's stock on the November 15, 2018 grant date ($180.65).  For fiscal year 2019, the Company awarded 831 RSUs to Directors Daniels, Gilmore, Jews, Johnson, Pavitt, Phillips, Plunkett, Revoile and Wallace with a grant date fair value of $150,000 each. The outstanding number of RSUs awarded to each director as of June 30, 2019 was as follows: Director Daniels 416; Director Jews 416; Director Johnson 416; Director Pavitt 416; Director Phillips 416; Director Plunkett 416; Director Revoile 416; Director Wallace 416.

(2)	Mr. Gilmore resigned from the Board of Directors on May 30, 2019.

Director Stock Ownership Guidelines

The Committee has also adopted stock ownership requirements for non-employee directors to better align their interests with those of shareholders. The requirement is based on five times the value of their base Annual Retainer ($75,000), converted annually on December 1st to a whole number of shares based on the 90-day average price of CACI stock. Until the Director holds the required number of shares, the director is limited with respect to the number of shares the director is allowed to sell, and is only allowed to sell one-half of the shares issued with respect to vested RSUs for the purpose of covering the tax burden caused by the vesting; the other one-half that must be retained is used to determine the interim ownership requirement until the full number of shares is reached, with each successive vesting being added to the prior interim requirement in order to establish the new requirement. Only fully owned shares count in the measurement; unvested restricted stock units do not count, nor do any other unvested and/or unexercised instruments. The penalty for non-compliance is that the Director is required to participate in the DSPP, with 100 percent of the director’s earned Annual Retainer and committee fees being applied to the acquisition of CACI stock, until such time as the director meets the required holding level.

Stockholdings are measured annually as of December 1st to determine compliance with the stock ownership guidelines. For the compliance checkpoint on December 1, 2018, this requirement translated into a requirement to hold 2,788 fully owned shares for all non-employee directors except for Ms. Plunkett who had no holding requirement as of December 1, 2018. The required ownership level will continue to be reviewed annually by the Committee to ensure that it provides enough incentive to properly align the interests of the non-employee directors with those of the Company’s shareholders.

All non-employee directors currently meet their minimum stock ownership requirements.

Equity Compensation Plan Information

The following table provides additional information as of June 30, 2019 regarding shares of the common stock of the Company authorized for issuance under its equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders(1)	631,727 (2)	—	1,225,152 (3)
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	631,727	—	1,225,152
(1)

The equity compensation plans approved by the shareholders of the Company are the 2016 Amended and Restated Incentive Compensation Plan (the 2016 Plan), the Director Stock Purchase Plan (DSPP), the Management Stock Purchase Plan (MSPP), and the Employee Stock Purchase Plan (ESPP).  Under the terms of the 2016 Plan, the Company may issue, among other awards, non-qualified stock options, restricted stock, RSUs and stock-settled appreciation rights (SSARs). The DSPP allows Directors to elect non-qualified stock options, restricted stock, RSUs and SSARs.  The DSPP allows Directors to elect to receive RSUs at the market price of the Company’s common stock on the date of the award in lieu of up to 100 percent of their annual retainer fees.  The MSPP allows those senior executives with stock holding requirements a mechanism to receive RSUs at 85 percent of the fair market value of the Company’s common stock in lieu of up to 100 percent of their annual bonus compensation.  The ESPP allows eligible full-time employees to purchase shares of the Company’s common stock at 95 percent of its fair market value on the last day of the quarter.

(2)

The number of securities to be issued upon exercise or vesting under stock purchase plans approved by shareholders as of June 30, 2019 is as follows: 2016 Plan, 628,806; the DSPP, 0; and the MSPP, 2,921.

(3)

The remaining number of securities available for issuance under stock purchase plans approved by shareholders as of June 30, 2019 is as follows: 2016 Plan, 745,295; the DSPP, 69,767; the MSPP, 343,600; and the ESPP, 66,490.

AUDIT INFORMATION

Principal Accountant Fees and Services

The following is a summary of the fees for professional services rendered by Ernst & Young LLP for the fiscal years ended June 30, 2019 and June 30, 2018.

	2019 ($)	2018 ($)
Audit Fees(1)	2,965,245	2,374,740
Audit-Related Fees(2)	391,995	698,703
Tax Fees(3)	691,264	556,674
Other Fees(4)	30,000	—
Total Fees	4,078,504	3,630,117
(1)

Audit Fees include fees paid to Ernst & Young LLP for professional services rendered for the audit of the Company’s consolidated financial statements (including the audit of internal control over financial reporting) and review of the Company’s consolidated quarterly statements. These fees also include fees for services that are normally provided in connection with the Company’s statutory and regulatory filings and audit procedures related to purchase accounting.

(2)

Audit-Related Fees consist of fees paid to Ernst & Young LLP for assurance and related services provided in connection with the audit of the Company’s 401(k) plan financial statements and due diligence.

(3)	Tax Fees are fees paid to Ernst & Young LLP for professional services rendered for tax compliance, tax advice, and tax planning.
(4)	Other fees are fees for services other than the services reported in audit fees, audit-related fees and tax fees.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditors. This policy generally provides that the Company will not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. All such audit services were pre-approved by the Audit Committee.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular services or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditors. Any approval of services by the chairman pursuant to this delegated authority is reported on at the next meeting of the Audit Committee. The Pre-Approval Policy is set forth on the Corporate Governance page of our website at www.caci.com.

AUDIT INFORMATION

AUDIT COMMITTEE REPORT FOR FISCAL YEAR 2019

In accordance with the Audit Committee Charter, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee Charter was first adopted by the Board in June 1994 and has been reviewed annually and amended as necessary since that date. Each member of the Audit Committee qualifies as “independent” in accordance with Rule 10A-3 of the Exchange Act and the requirements of the NYSE Listed Company Manual, Sections 303A.01, 303A.02, 303A.06, and 303A.07. In fulfilling its responsibilities as set forth in the Audit Committee Charter, the Audit Committee has accomplished the following:

1.

It has reviewed and discussed the Company’s audited financial statements with management, including discussions regarding critical accounting policies, financial accounting and reporting principles and practices, the quality of such principles and practices, the reasonableness of significant judgments and estimates, and the effectiveness of internal control over financial reporting;

2.

It has discussed with the independent auditors the quality of the financial statements, the clarity of the related disclosures, the effectiveness of internal control over financial reporting, and other items required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

3.

It has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the auditors’ communications with the Audit Committee regarding independence, and has discussed with the independent auditors any matters affecting their independence; and

4.

Based on the review and discussions described in subparagraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019 for filing with the SEC.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Warren R. Phillips, Chair

William L. Jews

James L. Pavitt

Debora A. Plunkett

Charles P. Revoile

William S. Wallace

MANAGEMENT PROPOSALS

Proposal 1	Election of Directors

In accordance with the Company’s By-laws and Guidelines, the Board, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated the following ten persons for reelection to serve as members of the Board until the next annual meeting of shareholders or until a successor has been elected and qualified, or until the director’s earlier death, resignation or removal:

Nominees

Michael A. Daniels	James L. Pavitt
William L. Jews	Warren R. Phillips
Gregory G. Johnson	Debora A. Plunkett
J.P. London	Charles P. Revoile
John S. Mengucci(1)	William Scott Wallace
(1)

Under his employment agreement, if Mr. Mengucci no longer serves as Chief Executive Officer of the Company, terminates his employment for any reason or provides notice to the Company regarding such a termination, he shall resign from the Board.

Unless instructed otherwise, the persons named in the accompanying proxy will vote the shares of common stock represented by the proxy FOR the election of the ten nominees listed above. In the event that any nominee becomes unavailable or unwilling to serve as a member of our Board, the proxy holders will vote in their discretion for a substitute nominee.

You can find more information about the leadership skills and other experiences that caused the Corporate Governance and Nominating Committee and the Board to determine that these nominees should serve as directors under “Board of Directors” on page 5 of this proxy statement.  Information about our nominating procedures and other corporate governance matters can be found under “Corporate Governance” on page 12 of this proxy statement.

Required Vote

A majority of the votes properly cast for a director nominee is sufficient to elect such director (meaning the number of shares voted “for” a director nominee must exceed the number of shares voted “against” such director nominee). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of nominees.

The election of directors is deemed a non-routine matter under NYSE rules and a beneficial owner’s nominee will not be able to vote on the election of directors without instructions. We encourage all beneficial owners to provide voting instructions to such parties to ensure that their shares are voted at the Annual Meeting.

CACI Recommendation

Our Board recommends a vote “FOR” the election to the Board of each of the above mentioned nominees.

MANAGEMENT PROPOSALS

Proposal 2	Advisory Vote on Executive Compensation

In accordance with Section 14A of the Exchange Act, we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers, as described in this proxy statement. While this vote is advisory, it will provide information to our Compensation Committee regarding investor sentiment about our compensation principles and objectives. We urge you to read the Compensation Discussion and Analysis beginning on page 22, compensation tables and related narratives appearing in this proxy statement for more information regarding the compensation of our named executive officers.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the philosophy and structure of our compensation program for our named executive officers as well as the overall compensation of those officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

Our Board and our Compensation Committee value the opinions of our shareholders. At the 2018 Annual Meeting of Shareholders, our shareholders approved our fiscal year 2018 named executive officers’ compensation, as disclosed in the Compensation Discussion and Analysis and compensation tables, as well as the other narrative executive compensation disclosures contained in the definitive proxy statement for our 2018 Annual Meeting of Shareholders. Our shareholders approved the resolution on executive compensation with over 96% of the votes cast being cast in favor of our executive compensation.  Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Required Vote

On this non-binding matter, a majority of the votes properly cast on this matter (meaning the number of shares voted “for” this matter must exceed the number of shares voted “against” this matter) is necessary for the matter to be approved. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of this proposal.

A shareholder’s advisory vote on executive compensation is deemed a non-routine matter under NYSE rules and a beneficial owner’s nominee will not be able to vote on executive compensation without instructions. We encourage all beneficial owners to provide voting instructions to such parties to ensure that their shares are voted at the Annual Meeting.

CACI Recommendation

The Board recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

MANAGEMENT PROPOSALS

Proposal 3Approval of Amendment of the Employee Stock Purchase Plan

On August 7, 2019, the Compensation Committee and the Board approved an amendment of the CACI International Inc 2002 Employee Stock Purchase Plan (the “ESPP”), subject to shareholder approval at the Annual Meeting. The ESPP was originally approved by shareholders on November 21, 2002 and was subsequently amended and restated with approval of the shareholders on November 14, 2013.

As of September 18, 2019, 58,233 shares of our common stock were still available for additional purchases under the ESPP. If the shareholders approve the proposed amendment to the ESPP, the total number of shares authorized for purchase under the ESPP (including shares that have already been purchased under the plan) will increase from 1,250,000 shares to 1,500,000 shares. As of September 30, 2019, the closing price of our common stock was $231.26 per share.

The principal terms of the ESPP are summarized below. The following summary of the ESPP is qualified in its entirety by reference to the complete text of the ESPP, as amended by the Board on August 7, 2019, which is attached to this proxy statement as Appendix A and incorporated herein by reference. Terms not defined herein shall have the meanings set forth in the ESPP.

Summary Description of the ESPP

The purpose of the ESPP is to provide eligible employees of the Company an opportunity to purchase shares of the Company’s common stock. As of September 18, 2019, the Company had approximate 22,100 employees. The ESPP is intended to provide additional incentives to eligible employees to make a long-term investment in the Company by providing a discount on their purchase of the Company’s common stock and by affording eligible employees the opportunity to purchase the Company’s common stock through payroll deductions. Eligible employees may purchase the Company’s common stock, on a quarterly basis, through accumulated payroll deductions not exceeding, in any calendar year, the lesser of: (i) twenty percent of eligible cash compensation and (ii) $25,000 of fair market value of the Company’s common stock on the date the option to purchase the Company’s common stock was granted (i.e., date of grant). Eligible cash compensation includes the employee’s base pay as of the date of grant. The ESPP is intended to qualify under IRC section 423 with respect to employee stock purchase plans. Giving effect to the proposed amendment to the ESPP, the maximum number of shares authorized for purchase under the ESPP would be an aggregate of 1,500,000 shares of stock.

To be eligible to participate in the ESPP, an employee must, among other things, be employed by the Company or one of its subsidiaries for a minimum of two months of continuous service, while customarily working twenty or more hours each week and more than five months in a calendar year. Excluded from participating are owners of five percent or more of the Company’s common stock and highly compensated employees as defined in the ESPP (see Appendix A to this Proxy Statement). At the commencement of each three-month offering period as defined in the ESPP, and subject to ESPP purchase limits, each participant has the option to acquire a number of shares based on the amount of his or her payroll deductions at a share price equal to ninety-five percent of the fair market value per share of the Company’s common stock on the last day of such offering period.

The ESPP is administered by the Compensation Committee of the Board of Directors of the Company (the Committee), at the expense of the Company. The Committee consists of not less than three members of the Board of Directors who are not officers of the Company or in the employ of the Company. The Committee is also responsible for questions involving the administration and interpretation of the ESPP. The ESPP may be amended or terminated by the Board at any time, subject to certain restrictions. An increase in the number of shares of common stock issuable under the ESPP requires stockholder approval.

The Board believes that the ESPP provides the following benefits to the Company and its stockholders: by facilitating increases in employee stock ownership, it increases the stake that employees have in the Company and aligns the interests of a greater number of employees with the interests of the stockholders. In addition, the availability of the ESPP is likely to aid the Company in its efforts to recruit and retain employees.

MANAGEMENT PROPOSALS

New Plan Benefits

As benefits under the ESPP depend upon eligible employees’ elections to participate in the plan and the fair market value of the shares of the Company’s common stock at various future dates, it is not possible to determine future benefits that will be received by eligible employees under the plan.

Historical Plan Purchases

Historically, purchases of shares of our common stock under the ESPP have been made primarily by our employees who are not executive officers. Since the inception of the plan, employees who are not executive officers have purchased an aggregate of 1,191,767 shares under the plan, whereas our current executive officers, as a group, have not purchased shares under the plan. Our non-employee directors are not eligible to participate in the plan.

No person has purchased or is currently expected to purchase five percent (5%) or more of the total number of shares available for grant under the ESPP, and we are not aware that any associate of any executive officer or director has purchased shares under the ESPP. Because participation in the plan is voluntary, the persons and groups listed above may purchase additional shares under the ESPP.

Federal Income Tax Information with Respect To the ESPP

The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to the purchase of stock under the ESPP. This summary is not intended to constitute tax advice. It is also not intended to be exhaustive and, among other things, does not describe state, local or foreign income tax consequences.

Options to purchase the Company’s common stock granted pursuant to the ESPP are intended to qualify as options issued under an “employee stock purchase plan” within the meaning of IRC section 423. Under IRC section 423, employees will not realize taxable income upon the grant of such purchase right under the ESPP or when they complete their purchase for cash and receive delivery of the Company’s common stock, provided that the employee is an employee of the Company on the date of grant and such purchase occurs while the employee is employed or within three months after termination of employment.

If an employee sells the Company’s common stock acquired through the ESPP after two years from the date of its grant and after one year from the date of its acquisition, such employee may recognize ordinary income on the lesser of: (i) the excess of the fair market value of the stock on the date of grant over the purchase price and (ii) the actual gain on the stock’s sale. There is no corresponding deduction for the Company. Any additional gain or loss that may be realized on the ultimate sale will be treated as long term capital gain or loss.

If, prior to the expiration of the two-year and one-year periods referred to above, an employee sells the Company’s common stock acquired through the ESPP or dies while holding such common stock, then the employee will recognize ordinary income in an amount equal to the fair market value of the Company’s common stock on the date of purchase over the amount paid upon purchase of the Company’s common stock, and the Company will have a corresponding deduction with respect to such income. The amount of ordinary income recognized by the employee will decrease the capital gain or increase the capital loss recognized by the employee on the sale of the Company’s common stock. At sale, the difference between the sale price and the fair market value of the stock at purchase will be considered capital gain or loss, which will be long-term if the stock has been held for more than one year.

Required Vote

A majority of the votes properly cast on this matter (meaning the number of shares voted “for” this matter must exceed the number of shares voted “against” this matter) is necessary for the matter to be approved. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of this proposal.

MANAGEMENT PROPOSALS

A vote to amend the ESPP is deemed a non-routine matter under NYSE rules and a beneficial owner’s nominee will not be able to vote on this matter without instructions. We encourage all beneficial owners to provide voting instructions to such parties to ensure that their shares are voted at the Annual Meeting.

CACI Recommendation

The Board recommends that stockholders vote “FOR” the amendment of the ESPP authorizing an additional 250,000 shares for purchase.

MANAGEMENT PROPOSALS

Proposal 4	Ratification of Appointment of Independent Registered Public Accounting Firm

Ernst & Young LLP currently serves as the Company’s independent registered public accounting firm, and that firm conducted the audit of the Company’s accounts for fiscal year 2019. The Audit Committee has appointed Ernst & Young LLP to serve as the independent registered public accounting firm to conduct an audit of the Company’s accounts for fiscal year 2020.

Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting this matter to the shareholders as a matter of good corporate practice.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Required Vote

A majority of the votes properly cast on this matter (meaning the number of shares voted “for” this matter must exceed the number of shares voted “against” this matter) is necessary for the matter to be approved.  Because this is a “routine matter” under NYSE rules, a beneficial owner’s nominee, such as a broker, may vote on the ratification of the Company’s independent registered public accounting firm without instruction from their beneficial owners. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal.  If the shareholders fail to vote in favor of the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP and may retain that firm or another without re-submitting the matter to the Company’s shareholders. Even if shareholders vote in favor of the appointment, on an advisory basis, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

CACI Recommendation

The Board recommends that shareholders vote “FOR” ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2020.

ANNUAL MEETING INFORMATION

Proxy Materials

The proxy materials include:

•	the proxy statement for the Annual Meeting;
•	the Company’s annual report to shareholders, including the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2019, as filed with the SEC on August 21, 2019; and
•	the proxy card for the Annual Meeting.

Your broker or other nominee may also provide you with a voting instruction form to provide directions for the voting of the shares held on your behalf.

Internet Availability of Proxy Materials

We are furnishing the proxy materials, including this proxy statement and our annual report, to our shareholders by providing access to such documents on the Internet in accordance with rules adopted by the SEC. Instead of receiving printed copies of the proxy materials, most shareholders will receive a Notice of Internet Availability of Proxy Materials that will instruct you on to how to access and review all of the proxy materials. Our proxy materials are also available on our Investor Relations website at www.caci.com.

The Notice was first mailed to our shareholders (other than those who previously requested electronic delivery) on October 3, 2019.

If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Your election to receive proxy materials by mail or email will remain in effect until you revoke it.

Management Proposals

At the Annual Meeting, shareholders will be asked to:

1.	Elect the ten nominees named in the proxy statement to the Company’s Board of Directors;

2.	Approve on a non-binding, advisory basis the compensation of our named executive officers;

3.	Approve an amendment of the Company’s 2002 Employee Stock Purchase Plan to authorize an additional 250,000 shares for purchase;

4.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2020; and

5.	Transact such other business as may otherwise properly come before the Annual Meeting or any adjournment thereof.

The Board recommends that you vote your shares “FOR” each of the nominees to the Board; “FOR” the approval of our named executive officer’s compensation on a non-binding basis; “FOR” the amendment of the Company’s 2002

ANNUAL MEETING INFORMATION

Employee Stock Purchase Plan; and “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2020.

Shareholders Entitled to Vote

All shareholders of record as of the close of business on September 18, 2019 may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

As of the Record Date, there were 24,886,299 shares of common stock outstanding. A complete list of shareholders entitled to vote at the Annual Meeting will be available at the Company’s headquarters for examination from October 30, 2019 through November 14, 2019 for any purpose related to the Annual Meeting.

Shareholder of Record or Beneficial Owner

If your shares are registered directly with Computershare, N.A., our transfer agent, then you are the “shareholder of record” of the shares. If your shares are held in an account at a broker, bank, trust or other similar organization, then you are a “beneficial owner” of the shares. Most of our shareholders are beneficial owners of their shares.

There are several distinctions in how shareholders receive information and vote their shares that you should be aware of and we have described such differences in the proxy materials.

Voting at the Annual Meeting

Shareholders of record can receive a ballot and vote when they arrive at the Annual Meeting. Beneficial owners must obtain a legal proxy from the organization that holds their shares prior to voting at the Annual Meeting.

Via the Internet. You may submit a proxy or voting instructions over the Internet by going to www.proxyvote.com.

By Telephone. You may submit a proxy or voting instructions by telephone by calling 1-800-690-6903 and following the instructions.

By Mail. If you received your proxy materials by mail, you may vote by proxy by filling out the proxy card or voting instruction form and sending it back in the envelope provided.

Note that shares represented by properly signed and returned proxies will be voted in accordance with their instructions. In the absence of any instructions, properly signed and returned proxies will be voted in accordance with management’s recommendations.

Changing your Vote

You may change your vote at any time prior to the taking of the vote at the Annual Meeting by:

•	submitting a new proxy or voting instructions with a later date;
•	providing a written notice of revocation to the Company’s Secretary, if you are a registered shareholder; or
•	attending the Annual Meeting and voting in person in accordance with the voting procedures outlined above.

ANNUAL MEETING INFORMATION

Note that beneficial owners must follow their nominee’s instructions to revoke their proxies or vote at the Annual Meeting and, for both shareholders of record and beneficial owners, attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Annual Meeting.

Vote Standard

In order to pass, each proposal must receive a majority of votes properly cast on that proposal. Under current NYSE interpretations, abstentions and broker non-votes will not count as votes cast or as expressing any preference. Brokers and other nominees are permitted under NYSE rules to vote on Proposal 4 without obtaining instructions from their beneficial owners.  However, they are not permitted to vote without instruction regarding the election of directors or Proposals 2 and 3.

Quorum

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Broker Non-Votes and Abstentions

Broker non-votes occur when a broker is not permitted to vote on a matter because a beneficial owner has not provided instructions. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine,” except for the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2020. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered voting power present or votes cast with respect to that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting.

Abstentions are considered voting power present at the Annual Meeting but are not considered votes cast and thus will not affect the outcome of any matter being voted on at the Annual Meeting.

Additional Matters

We are not aware of any other business to be presented at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If, for any reason, any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Attending the Annual Meeting

Attendance at the Annual Meeting is limited to shareholders as of the close of business on September 18, 2019, whether shares are held in “street name” or are “beneficially owned.” In order to be admitted to the Annual Meeting, you must present:

1.	a valid photo identification or other satisfactory proof of identification; and

ANNUAL MEETING INFORMATION

2.

sufficient proof of ownership or authorization, which may take the form of the proxy card for shareholders of record, a recent brokerage statement or letter from a bank or broker for beneficial owners or a letter from a shareholder of record certifying your status as an authorized representative.

Cameras, including cell phones or other devices with photographic capabilities, and any other video or audio recording devices, are not permitted to be used at the Annual Meeting. Please refrain from use of cell phones at the Annual Meeting as well.

Voting Results

We expect to announce preliminary voting results at the Annual Meeting and publish final voting results on the Investor Relations section of our website at www.caci.com. We also expect to disclose the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Householding

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple shareholders at the same address, unless we have previously received contrary instructions from one or more shareholders. We will promptly deliver a separate copy of any of these materials to a shareholder upon written or oral request to: CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, Attn: J. William Koegel, Jr., Corporate Secretary, telephone 703-841-7800. Shareholders can request separate delivery for future meetings in the same manner. Shareholders at the same address who are receiving multiple copies of our proxy materials may contact us using either of these methods to request delivery of a single copy.

Shareholders who hold shares in street name (as described above) may contact their bank, broker or other nominee record holder to request information about householding.

Solicitation

We will bear the costs of soliciting proxies for the Annual Meeting and have retained Morrow Sodali, LLC to assist in soliciting proxies at a fee not to exceed $8,500, plus expenses. We may also reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable clerical expenses incurred by them in forwarding the proxy materials to beneficial holders. Proxies may also be solicited without extra compensation by certain officers, directors and other employees of the Company, by telephone, e-mail, facsimile, personal contact, or by other means.

Shareholder Proposals for the 2020 Annual Meeting

Proposals for the 2020 Proxy Statement: Shareholders may present proposals for inclusion in our proxy statement and for consideration at the 2020 Annual Meeting by submitting their proposals in writing to the Company’s Secretary in a timely manner. For a shareholder proposal to be considered for inclusion in our proxy statement for the 2020 Annual Meeting, the Company’s Secretary must receive the written proposal no later than June 5, 2020. If we hold the 2020 Annual Meeting more than 30 days before or after November 14, 2020, we will disclose the new deadline by which shareholder proposals must be received. In addition, shareholder proposals must also comply with all requirements and regulations of Rule 14a-8 under the Exchange Act.

ANNUAL MEETING INFORMATION

Proposals for the 2020 Annual Meeting: Shareholders who wish to present a proposal for consideration at the 2020 Annual Meeting, but do not intend for the proposal to be included in our proxy statement, must follow the advance notice provisions of our By-laws. Our By-laws require that such proposals be delivered to the Company’s Secretary in a timely manner and contain information related to the shareholder and the proposal. For a shareholder proposal to be considered timely, the Company’s Secretary must receive the written proposal by no later than June 17, 2020.

Nominations of Director Candidates: Shareholders may propose Board nominees for consideration by our Corporate Governance and Nominating Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to the Company’s Secretary. In addition, shareholders may also nominate directors for election at the 2020 Annual Meeting by giving timely notice under our By-laws, which require notice within the same period as shareholder proposals that are not intended for inclusion in our proxy statement.

Please address all correspondence to:

Corporate Secretary

CACI International Inc

1100 North Glebe Road

Arlington, Virginia 22201

By Order of the Board of Directors

October 3, 2019	J. WILLIAM KOEGEL, JR., Secretary

APPENDIX A

CACI INTERNATIONAL INC

2002 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

APPENDIX A

CACI INTERNATIONAL INC

2002 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

1.PURPOSE.

The CACI International Inc 2002 Employee Stock Purchase Plan (the “Plan”), as amended, is intended to provide a method whereby employees of CACI International Inc (the “Company”) will have an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the purchase of shares of the Common Stock of the Company.  It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).  The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	DEFINITIONS.

(a)

“Compensation” means, for the purpose of any Offering pursuant to this Plan, the total remuneration paid to an Employee by the Company. Notwithstanding the forgoing, Compensation shall include deferred compensation paid to the Employee pursuant to salary reduction contributions under a cash or deferred arrangement pursuant to Section 401(k) of the Code, salary reduction amounts under a cafeteria plan pursuant to Section 125 of the Code, and salary reduction amounts pursuant to a qualified transportation fringe benefit program pursuant to Section 132(f) of the Code.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Committee” means the Compensation Committee of the Board.

(d)	“Common Stock” means the common stock, $0.10 par value per share, of the Company.

(e)	“Company” shall also include any Parent or Subsidiary of CACI International Inc designated by the Board, unless the context otherwise requires.

(f)	“Employee” means any person who is customarily employed at least 20 hours per week and more than five months in a calendar year by the Company.

(g)	“Parent” shall mean any present or future corporation which is or would constitute a “parent corporation” as that term is defined in Section 424 of the Code.

(h)	“Subsidiary” shall mean any present or future corporation which is or would constitute a “subsidiary corporation” as that term is defined in Section 424 of the Code.

3.	ELIGIBILITY.

(a)	Participation in the Plan is completely voluntary. Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering.

(b)

Each employee shall be eligible to participate in the Plan on the first Offering Commencement Date, as hereafter defined, following the completion of two (2) full calendar months of continuous service with the Company.  Notwithstanding the foregoing, no employee shall be granted an option under the Plan:

(i)

if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary; for purposes of this Paragraph the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee; or

APPENDIX A

(ii)

if the grant permits the employee’s rights to purchase stock under all Section 423 employee stock purchase plans of the Company and any Parent or Subsidiary to exceed $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding; for purposes of this Paragraph, the rules of Section 423(b)(8) of the Code shall apply; or

(iii)

if the employee is a “highly compensated employee” within the meaning of Section 414(q) of the Code who earns at least $200,000, as adjusted for cost of living increases in accordance with Section 401(a)(17)(B) of the Code.  If an employee’s base pay is less than the Section 401(a)(17)(B) limit, then such employee will be eligible to participate until such time during any calendar year as his annual base salary plus bonuses paid to date exceed the Section 401(a)(17)(B) limit. The employee would cease to be an eligible participant as of that date for the remainder of such calendar year.

4.	OFFERING DATES.

The right to purchase stock hereunder shall be made available by a series of three-month offerings (the “Offering” or “Offerings”) to employees eligible in accordance with Paragraph 3 hereof.  The Committee will, in its discretion, determine the applicable date of commencement (“Offering Commencement Date”) and termination date (“Offering Termination Date”) for each Offering.  Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering.

5.	PARTICIPATION.

Any eligible employee may become a participant by completing a payroll deduction authorization form provided by the Company and filing it with the office of the Plan Administrator 20 days prior to an applicable Offering Commencement Date, as determined by the Committee pursuant to Paragraph 4.  A participant who obtains shares of Common Stock in one Offering will be deemed to have elected to participate in each subsequent Offering, provided such participant is eligible to participate during each such subsequent Offering and provided that such participant has not specifically elected not to participate in such subsequent Offering.  Such participant will also be deemed to have authorized the same payroll deductions under Paragraph 6 hereof for each such subsequent Offering as in the immediately preceding Offering; provided however, that, during the enrollment period prior to each new Offering, the participant may elect to change such participant's payroll deductions by submitting a new payroll deduction authorization form.

6.	PAYROLL DEDUCTIONS.

(a)

At the time a participant files his authorization for a payroll deduction, he shall elect to have deductions made from his pay on each payday during any Offering in which he is a participant at a specified percentage of his Compensation paid during the Offering period; said percentage shall be in increments of one percent up to a maximum percentage of twenty percent.

(b)

Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and subject to the last sentence of Paragraph 5 shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Paragraph 10.

(c)	All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account.

(d)	A participant may withdraw from the Plan at any time during the applicable Offering period.

APPENDIX A

7.	GRANTING OF OPTION.

(a)

Except as provided in clause (ii) of Paragraph 3(b), on the Offering Commencement Date of each Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Common Stock equal to two times an amount determined as follows:  ninety-five percent (95%) of the market value per share of the Common Stock on the applicable Offering Commencement Date shall be divided into an amount equal to the percentage of the employee’s Compensation which he has elected to have withheld (but no more than 20%) multiplied by the employee’s Compensation over the Offering period.  Such market value per share of the Common Stock shall be determined as provided in Paragraph 7(b).

(b)

The option price of the Common Stock purchased with payroll deductions made during each such Offering for a participant therein shall be ninety-five percent (95%) of the closing price per share on the Offering Termination Date as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the Nasdaq National Market System or, if the Common Stock is not listed on the Nasdaq National Market System but is otherwise publicly traded over-the-counter, ninety-five percent (95%) of the mean of the bid and asked prices per share on the Offering Termination Date or, if the Common Stock is not traded over-the-counter, ninety-five percent (95%) of the fair market value on the Offering Termination Date as determined by the Committee.

8.	EXERCISE OF OPTION.

(a)

Unless a participant gives written notice to the Plan Administrator as hereinafter provided, his option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted the employee pursuant to Paragraph 7(a)), and any excess in his account at that time, other than amounts representing fractional shares, will be returned to him.

(b)

Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall be automatically carried forward to the next Offering unless the participant elects, by written notice to the Plan Administrator, to have the excess cash returned to him.

9.	ISSUANCE AND DELIVERY OF SHARES.

The shares subject to the options under the Plan may be issued from (1) authorized but unissued shares of Common Stock; (2) Common Stock held in the treasury of the Company; (3) a purchase of Common Stock by the Company in the open market; or (4) any other proper source.

10.	WITHDRAWAL AND TERMINATION.

(a)

Prior to the Offering Termination Date for an Offering, any participant may withdraw the payroll deductions credited to his account under the Plan for such Offering by giving written notice to the Plan Administrator.  All of the participant’s payroll deductions credited to such account during such Offering period will be paid to him promptly after receipt of notice of withdrawal, without interest, and no future payroll deductions will be made from his pay during such Offering.  The Company will treat any attempt to borrow by a participant on the security of accumulated payroll deductions as an election to withdraw such deductions.

(b)

A participant’s election not to participate in, or withdrawal from, any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

APPENDIX A

(c)

Upon termination of the participant’s employment for any reason, including retirement but excluding death, the payroll deductions credited to his account during such Offering period will be returned to him, or, in the case of his death, to the person or persons entitled thereto under Paragraph 14.

(d)

Upon termination of the participant’s employment because of death, his beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the Plan Administrator prior to the expiration of a period of 90 days commencing with the date of the death of the participant, but not beyond the Offering Termination Date next following the date of death, either:

(i)	to withdraw all of the payroll deductions credited to the participant’s account under the Plan; or

(ii)

to exercise the participant’s option for the purchase of stock on the Offering Termination Date next following the date of the participant’s death for the purchase of the number of full shares which the accumulated payroll deductions in the participant’s account at the date of the participant’s death will purchase at the applicable option price (subject to the limitation contained in Paragraph 7(a)), and any excess in such account will be returned to said beneficiary.  In the event that no such written notice of election shall be duly received by the office of the Plan Administrator, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant’s account at the date of the participant’s death and the same will be paid promptly to said beneficiary.

11.	INTEREST.

No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participating employee.

12.	STOCK.

(a)

The maximum number of shares of Common Stock available for issuance and purchase by employees under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 17, shall be 1,500,000 shares of Common Stock, par value $0.10 per share, of the Company.  If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Paragraph 8 exceeds the maximum number of shares available for the applicable Offering or under the Plan, the Company may either (i) make a pro rata allocation of the shares available for delivery and distribution in an equitable manner, and then return to each participant the balances of payroll deductions credited to such participant’s account under the Plan or (ii) seek stockholder approval of an increase in the shares available for issuance under the Plan, hold the payroll deductions credited to the account of each participant under the Plan until such time as either the stockholders approve the increase, in which case the shares will be issued under the Plan, or the stockholders do not approve the increase, in which case the Company would make the allocation set forth in the preceding clause.

(b)	The participant will have no interest in stock covered by his option until such option has been exercised.

13.	ADMINISTRATION.

The Committee shall administer the Plan.  The interpretation and construction of any provision of the Plan and adoption of rules and regulations for administering the Plan shall be made by the Committee.  Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives.  Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee.

APPENDIX A

14.	DESIGNATION OF BENEFICIARY.

A participant shall file with the Plan Administrator a written designation of a beneficiary who is to receive any Common Stock and/or cash under the Plan.  The participant may change such designation of beneficiary at any time by written notice.  Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary.  In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the participant.  No beneficiary shall prior to the death of the participant by whom he has been designated, acquire any interest in the Common Stock and/or cash credited to the participant under the Plan.

15.	TRANSFERABILITY.

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 10.

16.	USE OF FUNDS.

The Company may use all payroll deductions received or held by the Company under this Plan for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.	EFFECT OF CHANGES OF COMMON STOCK.

If the Company shall subdivide or reclassify the Common Stock which has been or may be subject to options under this Plan, or shall declare thereon any dividend payable in shares of such Common Stock, or shall take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be subject to options under the Plan (in the aggregate and to any participant) shall be adjusted accordingly and in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted to such extent as may be determined by the Committee, with the approval of independent public accountants and counsel, to be necessary to preserve the rights of the holder of such option.

18.	AMENDMENT OR TERMINATION.

The Board may at any time terminate or amend the Plan.  No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant holding options under the Plan without the consent of such participant.

19.	NOTICES.

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Plan Administrator.

20.	EFFECT OF CERTAIN TRANSACTIONS.

If the Company is a party to a reorganization or merger with one or more other corporations, whether or not the Company is the surviving or resulting corporation, or if the Company consolidates with or into one or more other corporations, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation (each hereinafter referred to as a “Transaction”), in any such event while an Offering is in progress under Section 4 hereof, then:  (i) after the effective date of such Transaction options

APPENDIX A

shall remain outstanding and shall be exercisable in shares of Common Stock, or, if applicable, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (ii) the Board may accelerate the Offering Termination Date to a date coincident with or prior to the effective date of such Transaction.

21.	APPROVAL OF STOCKHOLDERS.

The Plan was previously approved by the stockholders of the Company.  Stockholder approval shall be required to increase the number of shares of Common Stock issuable under the Plan.

22.	GOVERNMENTAL AND OTHER REGULATIONS.

The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company’s obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.  The Plan shall be governed by, and construed and enforced in accordance with, the provisions of Sections 421, 423 and 424 of the Code and the substantive laws of the State of Delaware.  In the event of any inconsistency between such provisions of the Code and any such laws, such provisions of the Code shall govern to the extent necessary to preserve favorable federal income tax treatment afforded employee stock purchase plans under Section 423 of the Code.

CACI INTERNATIONAL INC
ATTN:Shawn Quarnberg
1100 N. GLEBE ROAD
ARLINGTON, VA 22201

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 11/13/2019 for shares held directly and by 11:59 P.M. ET on 11/11/2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 11/13/2019 for shares held directly and by 11:59 P.M. ET on 11/11/2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1A Michael A. Daniels	☐	☐	☐
1B William L. Jews	☐	☐	☐
1C Gregory G. Johnson	☐	☐	☐
1D J. Phillip London	☐	☐	☐
1E John S. Mengucci	☐	☐	☐
1F James L. Pavitt	☐	☐	☐
1G Warren R. Phillips	☐	☐	☐
1H Debora A. Plunkett	☐	☐	☐
1I Charles P. Revoile	☐	☐	☐
1J William S. Wallace	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Advisory approval of the Company's executive compensation.	☐	☐	☐
3. Approval of Amendment of the Company's 2002 Employee Stock Purchase Plan.	☐	☐	☐
4. The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2020.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000429016_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Form 10K are available at www.proxyvote.com

CACI INTERNATIONAL INC
PROXY FOR
NOVEMBER 14, 2019
ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints J.P. London and Warren R. Phillips, and each of them, as Proxies of the undersigned, each with full power of substitution, to vote all of the shares of Common Stock of CACI International Inc the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of CACI International Inc to be held at Sheraton Tysons Hotel, 8661 Leesburg Pike, Tysons, VA 22182 on November 14, 2019 at 9:30 a.m. Eastern Standard Time and at any adjournment thereof.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL TEN NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS IN ITEM 1 AND "FOR" ITEMS 2-4 ON THE REVERSE SIDE.

Please sign exactly as your name is shown on this proxy card. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are owned jointly, each owner should sign. If the signer is a corporation, the full corporate name shall be given, and the proxy card shall be signed by a duly authorized officer. By my signature, on the reverse side of this proxy, I acknowledge receipt of the Notice and Proxy Statement for the Annual Meeting of Shareholders of CACI International Inc.

0000429016_2 R1.0.1.18

Continued and to be signed on reverse side